As filed with the U.S. Securities and Exchange Commission on June 15, 2026.

Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________________________

MAO SHAN HUANG HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

____________________________________________

Cayman Islands	5148	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

B12-4, Wisma Pantai, Block B Level 12,
Bangsar Trade Center
No 5 Jalan 5/83A, Off Jalan Pantai Baru
59100 Kuala Lumpur, Malaysia
Tel: +60 11-2143 6421
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

––––––––––––––––––––––––––––––––––––––––––––

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________________________

Copies of all communications, including communications
sent to agent for service, should be sent to:

[Reserved]	[Reserved]

____________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, DATED JUNE 15, 2026

[3,200,000] Ordinary Shares

MAO SHAN HUANG HOLDINGS LIMITED

This is the initial public offering of ordinary shares of MAO SHAN HUANG HOLDINGS LIMITED, a Cayman Islands exempted company. Throughout this prospectus, unless the context indicates otherwise, references to “MSH Cayman” are to MAO SHAN HUANG HOLDINGS LIMITED, a holding company and references to “we,” “us,” “our,” “our company,” the “Company” or similar terms used in this prospectus are to MSH Cayman and its variable interest entity (the “VIE”). Our VIE and/or the VIE conduct operations in the People’s Republic of China (“China” or the “PRC”), and the VIE are consolidated for accounting purposes but are not entities in which we own equity, and MSH Cayman, as a holding company, does not conduct any material operations of its own.

We are offering 3,200,000 ordinary shares, par value $0.0005 per share on a firm commitment basis. We expect the initial public offering price of the shares to be in the range of $4 to $6 per share. Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to have our ordinary shares listed on the Nasdaq under the symbol “MSH”. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of MSH Cayman. MSH Cayman is not a PRC operating company but a Cayman Islands holding company with operations conducted by our VIE and through contractual arrangements with the VIE based in China and this structure involves unique risks to investors.

Because we are subject to restrictions on foreign investment in the value-added telecommunication business, we have entered into contractual arrangements with Maoshanhuang (Guangdong) Industrial Technology Co., Ltd., or Mao Shan Huang, our VIE, to seek control of such entity. We do not have any equity ownership of the VIE, instead we seek to control and receive 100% of the economic benefits of the VIE’s business operations through the VIE agreements. As a result, our investors do not hold and may never hold direct equity interest in Mao Shan Huang with respect to 100% of its shares which are controlled through the VIE arrangements.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the PRC law prohibits direct foreign investment in the operating companies. As a result, investors will not and may never directly hold equity interests in Mao Shan Huang with respect to 100% of its shares which are controlled through the VIE arrangements. The VIE arrangements provide contractual exposure to foreign investment in such companies rather than replicating an investment. We have evaluated the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 810 (“ASC 810”), and determined that we are the primary beneficiary of the VIE, for accounting purposes, based upon such contractual arrangements. Accordingly, under U.S. GAAP, the results of the VIE are consolidated in our financial statements. If the VIE or the shareholders of the VIE fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by the VIE is indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system. In addition, uncertainties exist as to our ability to enforce the VIE agreements, and the VIE agreements have not been tested in a court of law. The PRC regulatory authorities could disallow our structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including a significant decline in the value of such securities or such securities becoming worthless. For a description of our corporate structure and VIE agreements as well as related risks, see “Corporate History and Structure” on page 41 and “Risk Factors — Risks Related to our Corporate Structure” beginning on page 29.

In addition, as we conduct all of our operations in China through the VIE and our VIE, we are subject to unique legal and operational risks associated with having all of our operations in China through VIE and our VIE, including risks related to the legal, political and economic policies of the PRC government, the relations between China and the United States, or

Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (“CAC”) or any other PRC governmental authorities for our overseas listing plan, nor has our company, any of our VIE or the VIE received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC, CAC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. The Standing Committee of the PRC National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company, the VIE to obtain regulatory approval from Chinese authorities before listing in the U.S. If any of the VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significant depreciation in the price of our ordinary shares. See “Risk Factors” beginning on page 14 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our ordinary shares.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our auditor, [    ], is headquartered in [    ], and is subject to inspection by the PCAOB on a regular basis. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. We are required to file with the CSRC for this offering pursuant to the Trial Measures. As of the date of this prospectus, we are drafting the necessary documents required for filing with the CSRC, in order to fully comply with the required filing procedure pursuant to the Trial Measures, and we do not receive any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to this offering. Other than the filing with CSRC, as of the date of this prospectus, neither we and nor our VIE are required to obtain any other permissions from any PRC authorities to operate or to issue our ordinary shares to foreign investors or otherwise relating to our ordinary shares. In addition, neither we nor our VIE have received any denials for our operations or the issuance of our Ordinary Shares with respect to this offering. Since these statements and regulatory actions are newly published, however, government actions in the future, including any decision to intervene or influence the operations of the VIE at any time or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the VIE, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — The filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing.”

As a holding company, MSH Cayman’s intentions to distribute earnings or settle amounts owed under the VIE agreements will be done through its VIE. MSH Cayman may rely on dividends and other distributions on equity paid by its VIE, as subsequently defined, for its cash and financing requirements, and its VIE receives all of its revenue from the VIE in the form of services fees under the VIE agreements. If our VIE incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. We are in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among our holding company and VIE. Historically, one PRC operating entity provides financial support for other entities’ operations by inter-company loans and we have not experienced difficulties or limitations on our ability to transfer cash between our Company and the VIE. As of the date of this prospectus, no transfers, dividends or other distributions have been made to date from our VIE or the VIE to our holding company nor have we or any of our VIE ever paid dividends or made distributions to U.S. investors to date. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us based on current statutory limits to our Chinese operating entities including the VIE via capital contribution or shareholder loans, as the case may be.

	Per Share		Total
Public offering price	$	[•]	$	[•]
Underwriting discounts(1)(2)	$	[•]	$	[•]
Proceeds to us, before expenses	$	[•]	$	[•]

____________

(1)      Represents underwriting discounts equal to (i) [•] percent ([•]%) per share (or $[•] per share), which is the underwriting discounts we have agreed to pay on investors in this offering introduced by the underwriters; and (ii) [•] percent ([•]%) per share (or $[•] per share), which is the underwriting discounts we have agreed to pay on investors in this offering introduced by us.

(2)      Does not include a non-accountable expense allowance equal to [•] percent ([•]%) of the gross proceeds of this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

We have granted a [•] -day option to the representatives of the underwriters to purchase up to an additional [•] ordinary shares, solely to cover over-allotments, if any.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers against payment therefor on or about [•], 2026.

[UNDERWRITER]

The date of this prospectus is          , 2026.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from what is contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling shareholders are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

“China” or the “PRC”	The People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.
“Code”	The Internal Revenue Code of 1986, as amended.
“Exchange Act”	Securities Exchange Act of 1934, as amended.
“Nasdaq”	Nasdaq Capital Market.
“Ordinary Shares”	Ordinary shares, par value $0.0005 per share, of MAO SHAN HUANG HOLDINGS LIMITED
“PCAOB”	Public Company Accounting Oversight Board.
“RMB”, “Chinese Yuan” or “Renminbi”	Legal currency of China.
“SEC”	The United States Securities and Exchange Commission.
“Securities Act”	The Securities Act of 1933, as amended.
“US”, “U.S.” or “USA”	The United States of America.
“US$,” “U.S. dollars,” “$,” and “dollars”	Legal currency of the United States.
“VIE”	Variable interest entity.
“Variable interest entity” or “VIE”

The variable interest entity, Maoshanhuang (Guangdong) Industrial Technology Co., Ltd. is 100% owned by VIE Shareholders, and is consolidated into our consolidated financial statements in accordance with U.S. GAAP as if it were our wholly-owned subsidiary.

“We,” “us,” “our company,” “our,” “the Company”	All references to “we,” “us,” “our,” “our company,” “the Company” or similar terms used in this prospectus are to MAO SHAN HUANG HOLDINGS LIMITED, and the VIE, unless the context otherwise indicates.
“MSH Cayman”	MAO SHAN HUANG HOLDINGS LIMITED, a Cayman Islands company.
“VIE Shareholders”

Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd., Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership) and Mao Shan Huang (Guangzhou) Operations Management Partnership (Limited Partnership), all companies are limited liabilities companies organized under the laws of China and are shareholders of the VIE who are parties to the VIE agreements.

“Mao Shan Huang”	Maoshanhuang (Guangdong) Industrial Technology Co., Ltd., a limited liability company organized under the laws of China and a VIE contractually controlled by MSH Cayman for 100% of the VIE’s shares.

Our reporting currency is the US$. The functional currency of our entities is RMB. This prospectus contains conversion of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The conversion of RMB into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus are made at the rate of RMB to US$1.00,

ii

the rate in effect as of December 31, 2025. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange.

Numerical figures included in this registration statement may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. References to a particular “year” are also to our fiscal year ended December 31 of that calendar year unless the text indicates otherwise. Our unaudited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”).

Except where indicated or where the context otherwise requires, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. None of the independent industry publications used in this prospectus were prepared on our behalf. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

We have proprietary rights or license to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

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PROSPECTUS SUMMARY

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of MSH Cayman. MSH Cayman is not a PRC operating company but a Cayman Islands holding company with operations conducted by our VIE and through contractual arrangements with the VIE based in China that controls over 100% of the shares of such entity and this structure involves unique risks to investors.

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in this offering. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors.” This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

MAO SHAN HUANG HOLDINGS LIMITED is a holding company incorporated as an exempted company under the laws of the Cayman Islands on 13 February 2026. As a holding company with no material operations of its own, it conducts all of its operations through its VIE in China.

We are a premier global distributor and retailer of premium fruits, specializing in the Musang King variety of durian. We operate through a vertically integrated model anchored by an exclusive, long-term partnership with Musang Valley Plantation, a leading Malaysian farm. This partnership secures us a dedicated supply of the world’s highest-grade durians, which we distribute through a technology-driven supply chain to markets across the globe.

Our core competitive advantage lies not merely in our exclusive access to superior fruit, but in the proprietary digital infrastructure developed in conjunction with Musang Valley Plantation. By integrating artificial intelligence and real-time data analytics into every stage of our operations — from cultivation forecasting to cold-chain logistics — we convert operational data into long-term digital assets. This system enables superior margin management, operational scalability, and a valuation framework that aligns with modern capital market expectations.

Our Corporate History and Structure

We commenced our business through Maoshanhuang (Guangdong) Industrial Technology Co., Ltd. (“Mao Shan Huang”, the VIE), which was formed on August 25, 2022 in Guangzhou, China. In order to continue to grow our business and to facilitate international capital investment in us, we started a reorganization (the “Reorganization”) as described below, involving establishing new offshore entity.

MAO SHAN HUANG HOLDINGS LIMITED (“MSH Cayman”, or the “Company”), is a holding company incorporated as an exempted company on 13 February, 2026 under the laws of the Cayman Islands. As a holding company with no material operations of its own, MSH Cayman conducts its operations in China mainly through Mao Shan Huang in China.

On March 31, 2026, MSH Cayman entered into a series of contractual arrangements with Mao Shan Huang and the VIE Shareholders, pursuant to which MSH Cayman has controlled 100% of the shares of Mao Shan Huang and thereby enabled it to consolidate the financial statements of the VIE under U.S. GAAP. The VIE is wholly owned by Mao Shan Huang Shareholders and is controlled by the VIE Shareholders. See “— Contractual Arrangements with the VIE.”

After the Reorganization, the Company has control over 100% of the shares of Mao Shan Huang with contractual arrangements. The controlling shareholder of the Company is same as of Mao Shan Huang prior to the reorganization.

The chart below summarizes our corporate structure, including our VIE, as of the date of this prospectus:

Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd.
Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership)
Maoshan Huang (Guangzhou) Operations Management Partnership (Limited Partnership)
67%
10%
33%
MAO SHAN HUANG HOLDINGS LIMITED
Outside PRC
100% VIE control
Inside PRC
Maoshanhuang (Guangdong) Industrial Technology Co., Ltd.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the PRC law prohibits direct foreign investment in the operating companies. As a result, investors will not and may never directly hold equity interests in the VIE. Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted PRC Foreign Investment Law which does not explicitly classify whether the VIE that are controlled through contractual arrangements would be deemed foreign-invested enterprises if they are ultimately “controlled” by foreign investors. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company MSH Cayman, and, as a shareholder of MSH Cayman, you will have an equity interest in an entity which does not have ownership of the VIE. Because we do not have ownership of the VIE, we must rely on the VIE Shareholders to comply with their contractual obligations.

Contractual Arrangements with the VIE

As part of the reorganization for our initial public offering, on March 31, 2026, MSH Cayman entered into Business Cooperation Agreement, Exclusive Option Agreement, Exclusive Technology Development, Consulting and Services Agreement, Equity Pledge Agreement and Company Shareholder Power of Attorney with the VIE and the VIE Shareholder (collectively, the “VIE Agreements”), on the substantially similar terms. The VIE Agreements are designed to enable MSH Cayman, among other things, to (i) exercise control over the VIE and (ii) receive all of the economic benefits of the VIE allocated to the VIE Shareholders. As a result of these contractual arrangements, under U.S. GAAP, we are considered the primary beneficiary of the VIE for accounting purposes and thus consolidate their results in our consolidated financial statements.

A summary of the VIE Agreements is set forth below.

Business Cooperation Agreement

Pursuant to the Business Operation Agreement, the VIE Shareholders owning 100% of the VIE have undertaken that they will not take any action that may have a material adverse effect on its assets, businesses, human resources, rights, obligations, or business operations without prior written consent of MSH Cayman, and have further agreed to accept and strictly follow MSH Cayman’s instructions relating to the VIE’s daily operations, financial management, and election of directors appointed by MSH Cayman. The VIE Shareholders owning 100% of the VIE have executed the Company Shareholder Power of Attorney to irrevocably authorize MSH Cayman or its designee to act as its attorney-in-fact to exercise all of its rights as a shareholder of the VIE. The VIE Shareholders owning 100% of the VIE agree to transfer any dividends or any other income or interests they receive as the shareholders of the VIE immediately and unconditionally to MSH Cayman.

Exclusive Option Agreement

Pursuant to the Exclusive Option Agreement, the VIE Shareholders owning 100% of the VIE equity have irrevocably granted MSH Cayman or its designee an exclusive option to purchase all or part of the equity interests of VIE at the purchase price in the amount of the lowest price permitted by applicable PRC laws. MSH Cayman shall purchase the equity interests of VIE in the maximum amount permitted by applicable PRC laws. The VIE Shareholders owning 100% of the VIE equity have undertaken that, without MSH Cayman’s prior written consent, they will not, among other things, (i) transfer or otherwise dispose of their equity interests in the VIE, (ii) create any pledge or encumbrance on their equity interests in the VIE, (iii) change the VIE’s registered capital, (iv) merge the VIE with any other entity, (v) dispose of the VIE’s material assets (except in the ordinary course of business), or (vi) amend the VIE’s articles of association. See “Risk Factors — Risks Related to Our Corporate Structure — We conduct all of our operations through the VIE, which are established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless” beginning on page 32.

Exclusive Technology Development, Consulting and Services Agreement

Pursuant to the Exclusive Technology Development, Consulting and Services Agreement, MSH Cayman provides the VIE with technology development, consulting and services for which MSH Cayman collects a consulting and service fee (“Service Fee”) quarterly from the VIE. The Service Fee is generally calculated based on the difference between 100% of the revenues of the VIE and its related expenses, costs, taxes, losses from previous year, reserves for housing provident fund, or a lower amount upon mutual agreement of the parties. The Service Fee shall be paid before or after the provision of the services, subject to delayed payments based on the VIE’s debt repayment obligation schedule.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement, the VIE Shareholders owning 100% of the VIE have pledged all of their equity interests of the VIE to MSH Cayman as collateral to guarantee the performance by such shareholders of their obligation to pay the Service Fee under each Exclusive Technology Development, Consulting and Services Agreement. As of the date of this prospectus, we are in the process of filling all pledge documents with the local government. The VIE Shareholders owning 100% of the VIE also have undertaken that, without prior written consent of MSH Cayman they will not dispose of, create, or allow any encumbrance on the pledged equity interests. As a pledgee, MSH Cayman is entitled to assign its rights and obligations under the agreement, subject to applicable PRC laws.

Company Shareholder Power of Attorney

Pursuant to the Company Shareholder Power of Attorney, the VIE Shareholders owning 100% of the VIE have irrevocably authorized MSH Cayman or its designee to act as its exclusive agent to exercise all of its rights as a shareholder of each VIE, including, but not limited to, attending shareholder’s meetings and executing shareholder resolutions; exercising all shareholder rights permitted by law or regulated in the articles of associations of the VIE, including without limitation, disposal of the VIE assets and liquidation process, voting rights, sell, transfer, pledge or dispose of any or all of the shares; nominating, designating or appointing the legal representative, chairman, the directors, supervisors, general manager and other senior management. See “Risk Factors — Risks Related to Our Corporate Structure — We conduct all of our operations through the VIE, which are established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless” beginning on page 32.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents, and thus the determination by the PRC court is less certain than that by a common law court if the regulations regarding certain issue are unclear. Due to the PRC legal system and the unclear regulations regarding the contractual arrangements, there are uncertainties regarding the status of the rights of the Company with respect to its contractual arrangements, and we may face challenges enforcing these contractual agreements due to legal uncertainties and jurisdictional limits. Thus, the PRC governmental authorities may take a view contrary to our opinion. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. See “Risk Factors — Risks Related to Our Corporate Structure — The VIE structure poses risks to investors. Investors will not and may never directly hold equity interests in the VIE. The VIE structure may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements. If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or render it worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our VIE that conduct all of our operations.”

Financial Information Related to the VIE

The VIE contributed to 100% of our consolidated revenue for the fiscal years ended December 31, 2025 and 2024. The following tables present selected condensed consolidating schedules of MSH Cayman and its VIE as of and for the fiscal years ended December 31, 2025 and 2024, which have been derived from our unaudited consolidated financial statements for those years.

Our Strengths

We believe that the following strengths contribute to our growth and differentiate us from our competitors:

•        Proprietary Digital Infrastructure (Core Differentiator):    Our primary competitive advantage is our integrated technology stack. Unlike traditional fruit distributors, we treat operational data as a digital asset. Our systems consist of:

•        AI-Driven Demand Forecasting:    Reduces inventory waste and optimizes harvest cycles.

•        Dynamic Pricing Models:    Maximizes revenue per unit by responding to market fluctuations in real-time.

•        Supply-Chain Optimization:    Minimizes logistical costs through predictive routing and consolidation.

•        Real-Time Cold-Chain Monitoring:    Guarantees product quality, reduces liability, and builds brand trust through verifiable provenance.

This infrastructure transforms a traditionally opaque and analog supply chain into a transparent, efficient, and scalable digital platform.

•        Exclusive, Long-Term Supply Agreement:    Our exclusive partnership with Musang Valley Plantation secures a consistent supply of premium-grade Musang King durians, insulating us from market-wide supply shortages and price volatility that affect competitors relying on spot-market purchases.

•        Vertical Integration of Technology and Agriculture:    By combining exclusive farm access with a proprietary technology layer, we capture value across the entire value chain — from cultivation insights to last-mile delivery. This integration yields superior margins and quality control compared to disaggregated competitors.

•        Authenticity and Brand Trust:    In a market rife with counterfeit products, our blockchain-enabled traceability (embedded within our digital infrastructure) allows consumers to verify the origin and journey of their fruit. This transparency commands a premium price and fosters strong brand loyalty.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the PRC” from page 14 to page 20 of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

•        A filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing;

•        We may be influenced by the CAC’s oversight over data security particularly for companies with substantial China operations seeking to list on a foreign stock exchange.

•        We may be influenced by changes in the political and economic policies of the PRC government;

•        Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our Ordinary Shares;

•        PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our VIE and thereby prevent us from funding our business;

•        We may rely on dividends and other distributions on equity paid by our VIE to fund any cash and financing requirements we may have, and any limitation on the ability of our VIE to make payments to us could have a material and adverse effect on our ability to conduct the business;

•        Conversion of RMB to and from other currency may be subject to governmental control in China;

•        We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability;

•        We face influence with respect to the indirect transfer of equity interest in our VIE;

•        A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.; and

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

Risks Relating to our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Relating to our Business and Industry” from page 20 to page 22 of this prospectus)

Risks and uncertainties relating to our business include, but are not limited to, the following:

•        We face substantial competition and our market share could decline;

•        Our business, financial condition and results of operations may be materially and adversely affected if we are unable to attract and retain customers and maintain satisfactory customer experience;

•        Increased labor costs, inability to retain suitable employees, or unfavorable labor relations may adversely affect our business, financial condition or results of operations;

•        If we lose key personnel, our business may be adversely affected;

•        Adverse litigation judgments or settlements resulting from legal proceedings could reduce the profits or negatively affect our business operations;

•        If we need to seek additional financing but are not able to do so on commercially acceptable terms, our liquidity and financial condition will be adversely affected;

•        We must successfully manage the demand, supply and operational challenges associated with the effects of a disease outbreak, including epidemics, pandemics or similar widespread public health concerns;

•        We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and Nasdaq Capital Market rules if, after this offering, our insiders continue to beneficially own more than 50% of our outstanding ordinary shares;

•        The entry into strategic alliances, or mergers and acquisitions may expose us to additional risks; and

Risks Relating to this Offering and the Trading Market (for a more detailed discussion, see “Risk Factors — Risks Relating to this Offering and the Trading Market” from page 23 to page 29 of this prospectus)

We are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all;

•        The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile;

•        You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased;

•        If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected;

•        We will incur substantial increased costs as a result of being a public company;

•        Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline;

•        We do not intend to pay dividends for the foreseeable future;

•        Our Chairman, Mr. NGAI SEAK HONG, has significant voting power and may take actions that may not be in the best interests of our other shareholders.

•        If securities or industry analysts do not publish research or reports about us, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline;

•        Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings;

•        The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price;

•        Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares

•        If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer;

•        Because we are a foreign private issuer and may take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you may have less protection than you would have if we were a domestic issuer;

•        If we cannot continue to satisfy the listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them;

•        Anti-takeover provisions in our memorandum and articles of association may discourage, delay, or prevent a change in control;

•        Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares;

•        The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States;

•        You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders;

•        If we are classified as a PFIC, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences; and

•        Our pre-IPO shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure” from page 29 to page 33 of this prospectus)

In addition to the risks described above, we are subject to risks and uncertainties related to our corporate structure include, but are not limited to, the following:

•        The VIE structure poses risks to investors. Investors will not and may never directly hold equity interests in the VIE. The VIE structure may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements. If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or render it worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our VIE that conduct all of our operations.

•        Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted Foreign Investment Law which does not explicitly classify whether VIE that are controlled through contractual arrangements would be deemed foreign-invested enterprises if they are ultimately “controlled” by foreign investors.

•        We conduct all of our operations through the VIE and our PRC Subsidiary, which are established in the PRC, and we primarily rely on the VIE Agreements with the VIE and the VIE Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless.

•        Any failure by the VIE or the VIE Shareholders to perform their respective contractual obligations would have a material adverse effect on our business and the market price of our ordinary shares.

•        The VIE Shareholders, the Mao Shan Huang Shareholders, and their respective shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition and the value of our ordinary shares.

COVID-19 Impact

From 2020 to 2022, the COVID-19 pandemic had some negative impacts on our business operations in China. During that period, many of our suppliers, customers, and business partners went out of business and domestic consumption slowed. Our Company experienced delays in collecting accounts receivable, a lack of market demand and difficulties in market expansion as a result of restricted public activities during the COVID-19 pandemic. As of the date of this prospectus, the Chinese government has eased the COVID-19 restrictions and the World Health Organization declared that COVID-19 no longer constitutes a public health emergency of international concern on May 5, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — The Impact of the COVID-19 Pandemic” and “Risk Factors — Risks Relating to our Business and Industry — Our Company must successfully manage the demand, supply and operational challenges associated with the effects of a disease outbreak, including epidemics, pandemics or similar widespread public health concerns.”

Permissions or Approval Required from the PRC Authorities for Operations and this Offering

In order to operate our business activities as currently conducted in China, the VIE are required to obtain a business license from the State Administration for Market Regulation (“SAMR”). As of the date of this prospectus, our VIE has obtained a valid business license from the SAMR and no application for any such license has been denied. The business license is the permission to engage in a business activity for a PRC company. If our VIE cannot maintain such business license, they will not be able to continue to operate their business activities in the PRC. As of the date of this prospectus, our VIE are not required to obtain any permissions or approvals other than business licenses in connection with their business operations in the PRC. However, it is uncertain whether we or our VIE will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations. If we inadvertently conclude that such additional permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, any such event could result in a material change in our operations, and the value of our Ordinary Shares could depreciate significantly or become worthless. As of the date of this prospectus, neither we nor our VIE (1) is subject to approval requirements from the CAC, or any other entity to approve our operations, and (2) has been denied such permissions by any PRC authorities.

We are subject to certain legal and operational risks associated with the business operations of the VIE being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of the VIE, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, we have not received any notice from any authorities identifying our VIE as critical information infrastructure operators (“CIIOs”) or requiring us to go through cybersecurity review by the CAC. Neither the operations of our VIE, nor our listing are expected to be affected, and that we are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, given that our VIE are not CIIO or online platform operator with personal information of more than one million users. See “Risk Factors — Risks Relating to Doing Business in the PRC — The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.”

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. We are required to file with the CSRC for this offering pursuant to the Trial Measures. As of the date of this prospectus, we are drafting the necessary documents required for filing with the CSRC, in order to fully comply with the required filing procedure pursuant to the Trial Measures, and we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to this offering. Other than the foregoing, as of the date of this prospectus, we and our subsidiaries are currently not required to obtain any other permission from any PRC authorities to operate or to issue our Ordinary Shares to foreign investors or otherwise relating to our Ordinary Shares. In addition, neither we nor our VIE have received any denials for our operations or the issuance of our Ordinary Shares with respect to this offering. If we inadvertently conclude that no other permissions or approvals are required to issue our Ordinary Shares to foreign investors, if applicable laws, regulations, or interpretations change and we are required to obtain additional permissions or approvals in the future, or if the PRC authorities decide to intervene or influence the operations of the VIE or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, any such event may cause us to make material changes to the operations of the VIE, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — The filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing.”

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, [    ], is headquartered in [    ], and has been inspected by the PCAOB on a regular basis, with the last inspection in [    ]. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Asset Transfers Between Our Company and Our VIE

As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between our Company and our VIE. We currently do not have other cash management policies or procedures that dictate how funds are transferred within our organization.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries has made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. As of the date of this prospectus, no cash transfers, transfers of other assets, dividends, or distributions have occurred between the Company and its VIE, nor has the Company made any distributions to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors who are U.S. Persons with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our VIE. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital in, or providing loans to, our VIE, which may adversely affect the operations of our VIE; (ii) our VIE may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our VIE, it may adversely impact our dividends distribution to investors. Further, to the extent cash or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our VIE to fund any cash and financing requirements we may have, and any limitation on the ability of our VIE to make payments to us could have a material and adverse effect on our ability to conduct the business.”

Current PRC regulations permit VIE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2025, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if our VIE incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our VIE are unable to receive all of the revenue from its operations, we may be unable to pay dividends on our Ordinary Shares.

MSH Cayman may be considered a non-resident enterprise for tax purposes, so that any dividends VIE pays to MSH Cayman may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — People’s Republic of China Enterprise Taxation.”

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present in our periodic SEC filings only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide in our periodic SEC filings a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of the above-described reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act until we no longer meet the definition of an emerging growth company. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Upon completion of this offering, we will be a “controlled company” as defined under the Nasdaq Listing Rules, because the Principal Shareholders, as a group, Mr. NGAI SEAK HONG will own approximately an aggregate of 90% of our outstanding ordinary shares upon the completion of this offering. For so long as we are a “controlled company”, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our ordinary shares to look less attractive to certain investors or otherwise harm the trading price of ordinary shares. Please see “Risk Factors — Risks Related to Our Business and Industry — We will be a ‘controlled company’ as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the ‘controlled company’ exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.”

Regulatory Permissions

As of the date of this prospectus, other than those requisite for a domestic company in China to engage in the businesses similar to ours, we are not required to obtain any permission or approvals from the PRC authorities, including the CSRC, the CAC or any other governmental authority that is required to approve our operations. MSH Cayman and its subsidiaries, and the VIE have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on the licenses and permissions held by our PRC subsidiary, the VIE.

Company	License/Permission	Issuing Authority	Validity
Maoshanhuang (Guangdong) Industrial Technology Co., Ltd. (“Mao Shan Huang”, the VIE)	Business license	Administrative Approval Bureau of Guangzhou Nansha Economic and Technological Development Zone	August 25, 2022 to long-term

Corporate Information

Our principal executive offices are located at B12-4, Wisma Pantai, Block B Level 12, Bangsar Trade Center, No 5 Jalan 5/83A, Off Jalan Pantai Baru 59100 Kuala Lumpur, Malaysia, and our telephone number is +60 11-2143 6421. Our website is [            .com]. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands, or such other place in the Cayman Islands as the directors may, from time to time decide. Our agent for service of process in the United States is [    ].

The Offering

Ordinary shares being offered by us:	[•] ordinary shares on a firm commitment basis (or [•] ordinary shares if the underwriters exercise their over-allotment option in full).
Ordinary shares being offered by the selling shareholders	[•] ordinary shares which may be sold from time to time by the selling shareholders named in this prospectus.
Initial offering price:	We estimate the initial public offering price for the ordinary shares will be in the range of $[•] to $[•] per ordinary share.
Number of ordinary shares outstanding before the offering:	[•] ordinary shares.
Number of ordinary shares outstanding after the offering:	[•] ordinary shares, assuming full exercise of the underwriters’ over-allotment option, and [•] ordinary shares, assuming no exercise of the underwriters’ over-allotment option.
Use of proceeds:

We intend to use the net proceeds of this offering for [•]. For more information on the use of proceeds, see “Use of Proceeds” on page 35.

[We will not receive any proceeds from the sale of any ordinary shares by the selling shareholders.]

Lock-up agreements

All of our directors and officers and certain shareholders have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of [•] days from the date of this prospectus. See “Shares Eligible for Future Sale” and ”Underwriting” for more information.

Proposed Nasdaq symbol:	We intend to apply to have our ordinary shares listed on the Nasdaq under the symbol “MSH.”
Transfer agent and registrar	[Transfer Agent]
Risk factors:

Investing in our ordinary shares involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14.

RISK FACTORS

Investing in our ordinary shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our ordinary shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Relating to Doing Business in the PRC

A filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities, or the Opinions, which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.

On February 17, 2023, the CSRC released the Trial Measures, and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to list overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. Where a domestic company seeks to conduct indirect overseas offerings and listings, the issuer shall designate a major domestic operating entity. This entity shall act as the domestic responsible entity and be responsible for filing with the CSRC. If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as orders to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge, and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

According to the relevant PRC laws and regulations as of the date of this prospectus, our offering will be deemed to be an indirect overseas listing by a domestic company by the CSRC. We shall fulfill the filing procedure with the CSRC in accordance with the Trial Measures. As of the date of this prospectus, we are drafting the necessary documents required for filing with the CSRC.

However, since the Trial Measures are newly promulgated, the interpretation, application and enforcement of Trial Measures remain unclear. If the filing procedure with the CSRC under the Trial Measures is required for any future offerings or any other capital raising activities, it is uncertain whether it would be possible for us to complete the filing, or how long it will take us to do so. Failure to complete the required filing may result in an investigation by the relevant authorities, as well as fines or penalties, and could lead to an order prohibiting us from conducting an offering. These risks have the potential to cause a material adverse change in our operations and the value of our Ordinary Shares. Moreover, they could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly comply with the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers, such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities’ work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Administration Provisions

provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the Confidentiality and Archives Administration Provisions were promulgated recently, substantial uncertainties exist with respect to the interpretation and implementation of such provisions and how they will affect us.

If it is determined that we are subject to the approval of the CSRC for this offering, we may fail to obtain such approval, filing or meet such requirements in a timely manner or at all, or approval could be rescinded. Any failure to obtain or delay in obtaining such approval, filing or completing such procedures for this offering, or a rescission of any such approval or filing obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the offering or future capital raising activities into China, or take other actions that could materially and adversely affect our business or our financial condition, results of operations and prospects, as well as this offering and the listing of our Ordinary Shares.

The CSRC or other PRC regulatory authorities may also take actions requiring us, or making it advisable for us, to halt this offering or future capital raising activities before settlement and delivery of our Ordinary Shares we are offering hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this offering or future capital raising activities, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Such procedures for obtaining the waiver remain unclear. Any uncertainties or negative publicity regarding such approval, filing or other requirements could materially and adversely affect our prospects, financial condition, reputation, and this offering and the listing of our Ordinary Shares.

We may be influenced by the CAC’s oversight over data security particularly for companies with substantial China operations seeking to list on a foreign stock exchange.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures (“CIIOs”), which became effective on February 15, 2022. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that intend to purchase internet products and services which have or may have an adverse effect on national security must apply for cybersecurity review, and online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review. In the meantime, the governmental authorities have the discretion to initiate a cybersecurity review on any data processing activity if they deem such a data processing activity affects or may affect national security.

As of the date of this prospectus, we have not received any notice from any PRC regulatory authority identifying our VIE as CIIOs or requiring us to go through cybersecurity review pursuant to the Cybersecurity Review Measures. According to the Cybersecurity Review Measures, we do not expect to become subject to cybersecurity review by the CAC for this offering, given that: (i) the data handled in the business operations of we, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and (ii) we have not processed, and do not anticipate to process in the foreseeable future, personal information of more than one million users or persons. Based on the above and the information currently available, we believe the impact of the CAC’s increasing oversight over data security on us is immaterial as of the date of this prospectus.

We may be influenced by changes in the political and economic policies of the PRC government.

A substantial portion of our assets and operations are currently located in mainland China. Accordingly, we may be influenced to a significant degree by political and social conditions in China generally. Any changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material effect on the overall economic growth of China. Such developments could adversely affect our results of operations, lead to a reduction in demand for our future products and affect our competitive position.

Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our Ordinary Shares.

We believe that recent negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted the stock prices of these companies. Certain politicians in the United States have publicly warned investors to shun China-based companies listed in the United States. The SEC and the PCAOB, also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting and other risks involved in the investments in companies that are based in emerging markets as well as the limited remedies available to investors who might take legal action against such companies.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our Ordinary Shares to fall, divert management resources and energy, and cause us to incur expenses in defending ourselves against rumors.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our VIE and thereby prevent us from funding our business.

As an offshore holding company with VIE, we may transfer funds to our VIE by means of loans or capital contributions. Any loans to us, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiary, and shall be registered with the State Administration of Foreign Exchange (“SAFE”), or its local counterparts. Furthermore, at this stage, any capital increase contributions we make to us shall be registered with the SAMR or its local counterparts, and reported to the Ministry of Commerce or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into RMB and use of the proceeds. Furthermore, SAFE promulgated a series of rules and regulations, including Notice on Reforming the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, the Circular on Reforming and Regulating Policies on the Management of Foreign Exchange Settlement of Capital Accounts, and the Circular to Further Facilitating Cross-border Trade and Investment, to further regulate all the foreign-invested companies to use RMB converted from foreign currency-denominated capital for equity investments in China.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we may not be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans to our VIE or future capital contributions by us to our VIE. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our VIE may be negatively affected, which could adversely affect their liquidity and our ability to fund and expand our business.

We may rely on dividends and other distributions on equity paid by our VIE to fund any cash and financing requirements we may have, and any limitation on the ability of our VIE to make payments to us could have a material and adverse effect on our ability to conduct the business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our VIE for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our VIE incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our VIE.

Current PRC regulations permit VIE to pay dividends to MSH Cayman only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

Any limitation on the ability of our VIE to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the business, pay dividends, or otherwise fund and conduct the business.

Conversion of RMB to and from other currency may be subject to governmental control in China.

Currently, the RMB cannot be freely converted into any foreign currency. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our VIE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, for most capital account items, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares.

We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.

Under the PRC Enterprise Income Tax Law, enterprises established outside of China whose “de facto management bodies” are located in China are considered to be “resident enterprises” and will generally be subject to a uniform 25% corporate income tax on their global income (excluding dividends received from “resident enterprises”). In addition, a circular issued by State Administration of Taxation, or the SAT, on April 22, 2009 and amended on January 29, 2014, sets out certain standards for determining whether the “de facto management body” of an offshore enterprise funded by Chinese enterprises as controlling shareholders is located in China. Although this circular applies only to offshore enterprises funded by Chinese enterprises as controlling shareholders, rather than those funded by Chinese or foreign individuals or foreign enterprises as controlling shareholders, the determining criteria set forth in the circular may reflect SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of how they are funded. Substantial uncertainties remain as to whether our Company or any of our other non-VIE will be deemed a PRC resident enterprise for the Enterprise Income Tax purposes. If we or any of our subsidiaries registered outside the PRC are to be deemed a “resident enterprise” under the PRC Enterprise Income Tax Law, our income tax expenses may increase significantly, and our profitability could decrease materially.

We face influence with respect to the indirect transfer of equity interest in our VIE.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, our shareholders who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our Ordinary Shares. However, under SAT Circular 7 and SAT Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interest in a PRC resident enterprise, indirectly by disposing of the equity interest of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interest in a PRC resident enterprise. However, sales of our Ordinary Shares by investors through a public stock exchange where Ordinary Shares are acquired on a public stock exchange are currently exempt from these indirect transfer rules under SAT Circular 7 and SAT Circular 37.

The indirect transfer of equity interest in PRC enterprises by a non-resident enterprise, is potentially subject to income tax in China at a rate of 10% on the gain if such transfer is considered not to have a commercial purpose and is carried out for tax avoidance. We also face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our Company may be subject to filing obligations or taxed if our Company is transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transaction. For transfer of shares in our Company by investors that are non-PRC resident enterprises, our VIE may be requested to assist in investors’ tax filing in China. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these publications, or to establish that our Company should not be taxed under these publications, which may have a material adverse effect on our financial condition and results of operations.

A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the HFCA Act. In the announcement, the SEC clarifies that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also states that the SEC staff is actively assessing how best to implement the other requirements of the HFCA Act, including the identification process and the trading prohibition requirements.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. For example, on December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act.

The lack of access to the PCAOB inspection in China prevented the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors were deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China made it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial disclosure.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. As a result, an exchange may determine to delist our securities. Additionally, our securities may be prohibited from trading if our auditor cannot be fully inspected as more stringent criteria have been imposed by the SEC and the PCAOB recently.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, [    ], is headquartered in [    ], and is subject to inspection by the PCAOB on a regular basis. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and the majority of our operations are conducted in China. Furthermore, if the PCAOB is unable to inspect our accounting firm in the future, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within two years, as amended, will prohibit trading in our securities, and, as a result, an exchange may determine to delist our securities and trading in our securities could be prohibited.

The recent developments would add uncertainties to our offering and may result in prohibitions on the trading of our Ordinary Shares on Nasdaq, if our auditors fail to meet the PCAOB inspection requirement in time. As of the date of the prospectus, Our auditor, [    ], is headquartered in [    ], has been inspected by the PCAOB on a regular basis, with the last inspection in [    ], and is not subject to the determinations announced by the PCAOB on December 16, 2021.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, and all of our assets are located outside of the United States. All of our assets and a substantial portion of our current business operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries and areas other than the United States, including the PRC. All of the assets of these persons is located outside the United States. As a result, it may be difficult for you to bring an action against these individuals within the United States. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands, or the PRC, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands or PRC courts would entertain original actions brought in the courts of the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Furthermore, class action lawsuits, which are available in the United States for investors to seek remedies, are generally uncommon in China.

Risks Relating to our business

We face substantial competition, and their market share could decline.

We compete against many large and small fruit wholesalers and retailers in China, some of which are larger and have greater financial and marketing resources than us. Our ability to compete successfully will depend, in part, on their ability to continue to innovate and manufacture the types of products demanded by customers, and to reduce costs by such means as reducing excess and high-cost capacity, improving productivity and eliminating redundancies. If we are unable to compete successfully, our market share may decline, materially adversely affecting our results of operations and financial condition.

There can be no assurance that our business will not be adversely affected by increased competition in our market, or that competitors will not develop products that are more effective or less expensive than our products or which could render certain products less competitive. There can be no assurance that in the future our competitors will not reduce prices or that any such reductions would not have a material adverse effect on our business.

Our business, financial condition and results of operations may be materially and adversely affected if we are unable to attract and retain customers and maintain satisfactory customer experience.

Our success depends on our ability to attract and retain customers in a cost-effective manner. We operate in a highly competitive premium fruit market where consumer preferences can shift rapidly based on product quality, authenticity, pricing, and brand reputation. Because our products are positioned at the premium end, customers have heightened expectations regarding consistency, ripeness, traceability, and safety. Any failure to meet these expectations — whether due to quality inconsistencies, cold-chain disruptions, mislabeling, or delivery delays — could result in customer dissatisfaction, negative reviews, and diminished trust in our brand, which would materially harm our ability to acquire and retain customers.

If we are unable to maintain high levels of customer satisfaction, we may be required to increase marketing expenditures to attract new customers or offer discounts to retain existing ones, which would negatively impact our margins. Sustained customer attrition could reduce our scale, diminish the value of our operational data assets, and impair our ability to achieve the growth and profitability anticipated in our business strategy, resulting in a material adverse effect on our business, financial condition, and results of operations.

Increased labor costs, inability to retain suitable employees, or unfavorable labor relations may adversely affect our business, financial condition or results of operations.

We devote significant resources to retaining and attracting suitable employees. Our ability to manage and control labor costs is subject to numerous external factors, including market pressures with respect to prevailing wage rates, unemployment levels, health and other insurance costs, as well as the impact of legislation or regulations governing wage and employee benefits. Any changes in these external factors could significantly increase labor costs, which would reduce our net income and cash flows.

We aim to motivate and retain qualified employees. If the employees are unsatisfied with what we offer, such as remuneration packages or working environment, we may not be able to retain qualified employees or replace them with personnel of appropriate skill sets and personal attributes at comparable costs. In such event, we may need to expend additional resources to retain or replace suitable employees.

From time to time, we may be subject to various employment-related claims, such as individual actions or government enforcement actions relating to wage-hour, labor standards, or healthcare and benefit issues. Such actions, if brought against us and successful, in whole or in part, may materially and adversely affect our business.

If we lose key personnel, our business may be adversely affected.

We depend on the continued contributions of key employees, including members of senior management team. Failure to attract, motivate and retain key employees, changes in the senior management teams, or failure to develop and implement a viable succession plan, could adversely affect our business and future success. In addition, if any member of senior management team or any other key employee joins a competitor or forms a competing company, we may experience difficulty in managing its business effectively. Any such disruption or difficulty in filling key management roles could adversely affect our business.

Adverse litigation judgments or settlements resulting from legal proceedings could reduce the profits or negatively affect our business operations.

As of the date of this prospectus, we are not parties to any material lawsuits, and we are not aware of any threats of lawsuits against we that are anticipated to have a major impact on our business. We may, in the future, be subject to allegations, claims and legal actions arising in the ordinary course of its business, which may include claims by shareholders and claims by third parties, including manufacturers, distributors, business partners, or regulators. If any of these proceedings are determined adversely against us, or results in judgments, fines or settlements involving a payment of a material sum of money, it could materially and adversely affect our business, financial condition, and results of operations. In addition, the associated negative publicity could adversely affect our reputation and brand. Even the successful defense of these proceedings may cause us to incur substantial legal costs and may divert management’s attention and resources.

If we need to seek additional financing but are not able to do so on commercially acceptable terms, our liquidity and financial condition will be adversely affected.

The viability of our business is dependent on the availability of adequate capital. We will need to continue to invest in our operations for the foreseeable future to carry out our business plan. If we do not attract customers and do not achieve the expected operating results, we will need to seek additional financing or revise our business plan. our ability to borrow additional funds may be impacted by financial lending institutions’ ability or willingness to lend on commercially acceptable terms. If we have low levels of operating cash flow together with limited access to capital or credit in the future, we could have an impact on the ability to meet our capital requirements, engage in strategic initiatives, react to changing economic and business conditions, or repay our outstanding debt. Such outcomes could have an adverse effect on our business, financial condition and operating results.

We must successfully manage the demand, supply and operational challenges associated with the effects of a disease outbreak, including epidemics, pandemics or similar widespread public health concerns.

Our business may be negatively impacted by the fear of, exposure to, or actual effects of, a disease outbreak, epidemic, pandemic or similar widespread public health concern, including travel restrictions or recommendations or mandates from government authorities because of the COVID-19 pandemic, the threat of the virus, or the emergence of any variants. From 2020 to 2022, the COVID-19 pandemic had some negative impacts on our business operations in China. During that period, many of our suppliers, customers, and business partners went out of business and domestic consumption slowed. We did experience delays in collecting accounts receivable, a lack of market demand and difficulties in market expansion because of restricted public activities during the COVID-19 pandemic. As of the date of this prospectus, the Chinese government has eased the COVID-19 restrictions and the World Health Organization has declared that COVID-19 no longer constitutes a public health emergency of international concern on May 5, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — The Impact of the COVID-19 Pandemic.” Nevertheless, the risk remains of a revival of COVID or emergence of a variant of

COVID. In that event, despite our efforts to manage and remedy the impact of COVID-19, the ultimate impact also depends on factors beyond our control, including the duration and severity of any such pandemic, as well as third-party actions taken to contain its spread and mitigate its public health effects. These factors could adversely affect our business, and, in turn, our financial condition and results of operations.

We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and Nasdaq Capital Market rules if, after this offering, our insiders continue to beneficially own more than 50% of our outstanding ordinary shares.

Before the completion of this Offering, our Chairman Mr. NGAI SEAK HONG is deemed to beneficially own Ordinary Shares through VIE Shareholders, holding 20,000,000 Ordinary Shares, which represent all of our issued and outstanding Ordinary Shares. Accordingly, NGAI SEAK HONG will have the sole voting and dispositive power of 100% of our issued and outstanding shares upon the offering. Accordingly, the Company is a “controlled company” under applicable Nasdaq listing standards, and we expect to continue to be a controlled company after the Offering. We will rely on certain exemptions from corporate governance rules, on including an exemption from the rule that a majority of our board of directors must be independent directors. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. In the event that we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors, and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our ordinary shares to look less attractive to certain investors or otherwise harm our trading price. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

In addition, even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers, including being able to adopt home country practices in relation to corporate governance matters.

The entry into strategic alliances, or mergers and acquisitions may expose us to additional risks.

As of the date of this prospectus, we have not identified any suitable opportunities for strategic alliances. In the future, we may consider potential strategic alliances that would complement the current service offerings, increase the size and geographic scope of its operations or otherwise present growth and/or other opportunities. Any such developments may entail numerous risks, including:

•        competition with established competitors in new markets, who may have greater knowledge of those markets and resources to expend in those markets than we;

•        difficulties in assimilating acquired operations or services;

•        difficulties in understanding and adapting to local cultural norms, including, but not limited to, consumption patterns, seasonal effects, customer trends and preferences, as well as seasonal effects;

•        diversion of management’s attention from the core business;

•        substantial costs, delays or other operational or financial difficulties, including difficulties in leveraging the expected synergies among the businesses to increase sales and obtain cost savings or achieve expected results;

•        adverse effects on existing business relationships with suppliers and customers;

•        certain other risks involved in entering markets in which we have limited or no prior experience; and

•        reputational and other risks regarding our ability to enter new markets successfully or to implement such strategic alliances, including obtaining financing which could dilute the interest of its shareholders, result in an increase in its indebtedness, or both.

The failure to enter new markets, enter into strategic alliances or complete the integration of any new or acquired business successfully could have a material adverse effect on its business, prospects, financial condition, liquidity, results of operations and cash flows. In addition, there can be no assurance that we will be able to identify suitable candidates or consummate such transactions on favorable terms or at all.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on Nasdaq. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriters and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $[    ] per share, assuming an initial public offering price of $[    ]. See “Dilution.” You may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our failure to discover and address any material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the year ending December 31, [    ]. In addition, once we cease to be an “emerging growth company” and a “smaller reporting company”, as such terms are defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

In the course of auditing our consolidated financial statements as of and for the years ended December 31, 2025 and 2024, we and our independent registered public accounting firm identified [two material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; and (ii) a lack of independent directors, an audit committee to establish formal risk assessment process and internal control framework.]

In response to the above-mentioned material weaknesses (i) and (ii) identified above, we are in the process of implementing a number of measures, including, but not limited to (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting requirements; (ii) organizing regular training for our accounting staffs, especially training related to U.S. GAAP and SEC reporting requirements; and (iii) establishing an audit committee upon the effectiveness of the registration statement of which this prospectus forms a part. We also plan to adopt additional measures to improve our internal control over financial reporting, including, among others, (i) creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and (ii) strengthening corporate governance.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 20,000,000 Ordinary Shares is outstanding before the consummation of this offering. An aggregate of [    ] Ordinary

Shares will be outstanding immediately after the consummation of this offering, assuming no exercise of the underwriters’ over-allotment option. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

As of the date of this prospectus, we intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

Our Chairman, Mr. NGAI SEAK HONG, has significant voting power and may take actions that may not be in the best interests of our other shareholders.

The interests of the our Chairman, Mr. NGAI SEAK HONG may not be the same as, or may even conflict with, your interests. For example, Mr. NGAI SEAK HONG could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

If securities or industry analysts do not publish research or reports about us, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. As such, this offering may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with China-based operations, which could increase our compliance costs, delay the consummation of this offering, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management, and adversely affect us.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

To the extent that (i) our Company raises more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) our Company determines that the proposed uses set forth in that section are no longer in the best interest of our Company, our Company cannot specify with any certainty the particular uses of such net proceeds that our Company will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, and our Company may spend or invest these proceeds in a way with which the shareholders disagree. The failure by our management to apply these funds effectively could harm the business and financial condition. Pending their use, our Company may invest the net proceeds from the initial public offering in a manner that does not produce income or that loses value.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and may take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you may have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interest of our Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot continue to satisfy the listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We plan to apply to have our Ordinary Shares listed on Nasdaq upon consummation of this offering. It is a condition for the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange. Following this offering, in order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

If Nasdaq subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our memorandum and articles of association, which will become effective on or before the completion of this offering, may discourage, delay, or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•        provisions that authorize our board of directors to offer, allot, grant options over or otherwise dispose of unissued authorized shares to such persons at such times and for such consideration, and upon such terms and conditions as the board of directors may determine without any further vote or action by our shareholders; and

•        provisions that limit the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Being an Emerging Growth Company.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England. The decisions of those courts are of persuasive authority, but are not binding on courts in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Therefore, our public shareholders may have more difficulty protecting their interest in the face of actions by our management, directors or controlling shareholders and their abilities to protect their rights thought the courts of the United States maybe limited than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of the lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interest in the face of actions taken by our management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Cayman Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow any of our shareholders who together hold at least 10% of the rights to vote at such general meeting to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. At least 21 clear days’ notice of an annual general meeting must be given to shareholders, and for any other general meeting, at least 14 clear days’ notice must be given to our shareholders. Subject to the Cayman Companies Act, a meeting may be convened on shorter notice with the consent of the shareholders who, individually or collectively, hold at least 90% of the voting rights of all those who have a right to vote at that meeting. A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If we are classified as a PFIC, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as MSH Cayman will be classified as a Passive Foreign Investment Company (“PFIC”), for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year 2026 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed to be a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — Passive Foreign Investment Company (PFIC) Consequences.”

Our pre-IPO shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale.” Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Risks Related to Our Corporate Structure

The VIE structure poses risks to investors. Investors will not and may never directly hold equity interests in the VIE. The VIE structure may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements. If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or render it worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiary or the VIE that conduct all of our operations.

MSH Cayman is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, MSH Cayman conducts all of its operations through our PRC subsidiary and the VIE in the PRC. We receive 100% of the economic benefits of the VIE’s business operations through certain contractual arrangements; however, our rights under the VIE Agreements do not provide us with an equity interest in the VIE and are not the same as actual ownership. Our ordinary shares offered in this offering are shares of our offshore holding company instead of shares of the VIE in China. For a description of the VIE contractual arrangements, see “Corporate Structure — Contractual Arrangements with the VIE.”

Because MSH Cayman is an exempted company incorporated in the Cayman Islands with limited liability, it is classified as a foreign enterprise under PRC laws and regulations, and our wholly foreign-owned enterprise in the PRC is a foreign-invested enterprise. Our PRC subsidiary has entered into the VIE Agreements with the VIE and the VIE Shareholders, which were designed to enable us to (i) exercise control over the VIE, and (ii) receive substantially 100% of the economic benefits of the VIE. As a result of these contractual arrangements, we are deemed the primary beneficiary of the VIE, for accounting purpose and hence consolidate their financial results as the VIE under U.S. GAAP. For a description of these contractual arrangements, see “Corporate Structure — Contractual Arrangements with the VIE.” However, our rights under the VIE Agreements do not provide us with an equity interest in the VIE and the VIE structure may be less effective than direct ownership in providing us with control over the VIE. If any of the VIE or the VIE Shareholders fails to perform their respective obligations under the VIE Agreements, our recourse to the assets held by the VIE is indirect and we may have to incur substantial costs to enforce the terms of the arrangements and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. All of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements. In the event that we are unable to enforce the VIE Agreements, or if we suffer significant time delays or other obstacles in the process of enforcing the VIE Agreements, it would be very difficult to exert effective control over the VIE as the direct ownership may afford, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected. In addition, there are still uncertainties regarding the status of the rights of the Cayman Islands holding company with respect to the VIE Agreements with the VIE and the VIE Shareholders, and the challenges we may face enforcing the VIE Agreements due to legal uncertainties and jurisdictional limits as the VIE Agreements have not been tested in a court of law. The PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

As of the date of this prospectus, we believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We, based on our understanding of the relevant laws and regulations, believe that each of the agreements among our Company, the VIE and the VIE Shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Thus, the PRC governmental authorities may take a view contrary to our opinion of. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, or if the PRC regulations change or are interpreted differently in the future, the ordinary shares we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our VIE that conduct all of our operations, and we may have to modify such VIE structure to comply with regulatory requirements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

•        revoking our business and operating licenses;

•        levying fines on us;

•        confiscating any of our income that they deem to be obtained through illegal operations;

•        shutting down our services;

•        discontinuing or restricting our operations in China;

•        imposing conditions or requirements with which we may not be able to comply;

•        requiring us to change our corporate structure and contractual arrangements;

•        restricting or prohibiting our use of the proceeds from overseas offering to finance the VIE’s business and operations; and

•        taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our ordinary shares. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of the VIE or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of the VIE in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless. However, we do not believe that such actions would result in the liquidation or dissolution of our company, our VIE. See “Corporate Structure — Contractual Arrangements with the VIE” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted Foreign Investment Law which does not explicitly classify whether VIE that is controlled through contractual arrangements would be deemed foreign-invested enterprises if they are ultimately “controlled” by foreign investors.

The VIE structure has been adopted by many Chinese-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. On March 15, 2019, the National People’s Congress, China’s national legislative body (the “NPC”) approved the Foreign Investment Law, which took effect on January 1, 2020. On December 26, 2019, the PRC State Council approved the Implementation Rules of the Foreign Investment Law, which came into effect on January 1, 2020. Since they are relatively new, uncertainties exist in relation to their interpretation. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements being viewed as a form of foreign investment. Therefore, there can be no assurance that our control over the VIE through contractual arrangements will not be deemed as foreign investment in the future.

According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments (the “Negative List”). The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. Pursuant to the Negative List, the [•] business falls within the “restricted” category. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that our [•] business will continuously be beyond the “prohibited” category. If our control over the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is “restricted” or “prohibited” from foreign investment under the “Negative List” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over the VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation and the market price of our ordinary shares.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations and the market price of our ordinary shares.

We conduct all of our operations through the VIE and our PRC Subsidiary, which are established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless.

We rely on the VIE Agreements with the VIE and the VIE Shareholders. For a description of these VIE Agreements, see “Corporate Structure — Contractual Arrangements with the VIE.” All of our revenue is generated by, and all of our consolidated assets are owned by, the VIE, whose financial statements are consolidated with ours. These VIE Agreements do not give us an equity interest in the VIE and may not be as effective as direct ownership in providing us with control over the VIE. If the VIE or the VIE Shareholders fail to perform their respective obligations under these VIE Agreements, our recourse to the assets held by the VIE is indirect and we may have to incur substantial costs and expend significant resources to enforce the terms of the VIE Agreements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the VIE Agreements or ownership by the record holder of the equity interest.

All of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements. In the event that we are unable to enforce these VIE Agreements, or if we suffer significant time delays or other obstacles in the process of enforcing these VIE Agreements, it would be very difficult to exert effective control over the VIE, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected. There are also uncertainties regarding the status of the rights of the Cayman Islands holding company with respect to its VIE Agreements with the VIE and the VIE Shareholders, and the challenges we may face enforcing these VIE Agreements due to legal uncertainties and jurisdictional limits. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Any failure by the VIE or the VIE Shareholders to perform their respective contractual obligations would have a material adverse effect on our business and the market price of our ordinary shares.

Our wholly foreign-owned enterprise in the PRC, has entered into the VIE Agreements with the VIE and the VIE Shareholders. For a description of these contractual arrangements, see “Corporate Structure — Contractual Arrangements with the VIE.” If the VIE or the VIE Shareholders fail to perform their respective obligations under these contractual arrangements, we may incur substantial costs and expend additional resources seeking to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the VIE Shareholders were to refuse to transfer its equity interests in the VIE to our MSH Cayman or its designee when our MSH Cayman exercises the purchase option pursuant to these contractual arrangements, or if the VIE Shareholders were otherwise to act in bad faith toward MSH Cayman or our MSH Cayman, then our MSH Cayman may have to take legal actions to compel them to perform their contractual obligations.

All of the VIE Agreements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures, but an arbitration proceeding is not as formal as a court proceeding and the arbitrator may apply PRC law in a manner different from a court. The legal system in the PRC is not as developed as in some other jurisdictions, such as the U.S., and the arbitrator may render a decision which is in conflict with our understanding of the laws of the PRC and we may have little if any recourse. As a result, uncertainties in the PRC legal system and the arbitration procedure could limit the ability of our MSH Cayman to enforce these contractual arrangements. Meanwhile, there are very few precedents and formal guidelines as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should it become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that our MSH Cayman is unable to enforce these contractual arrangements, or if our MSH Cayman suffers significant delay or other obstacles in the process of enforcing these contractual arrangements, MSH Cayman may not be able to exert effective control over the VIE, in which event we may lose the value of the VIE Agreements and the relevant rights and licenses held by the VIE which MSH Cayman requires in order to operate its business, and its ability to conduct its business may be negatively affected. Any delay in effecting enforcement of our MSH Cayman’s rights under the VIE Agreements could materially and adversely affect our consolidated financial condition, the results of our operations, our prospects, our ability to continue in business and the market for and market price of our ordinary shares. If our MSH Cayman is not able to enforce its rights, we may not be able to include the VIE’s financial statements with MSH Cayman’s, which could cause our ordinary shares to lose most, if not all, of their value. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The arbitration provisions under the VIE Agreements have no effect on the rights of our shareholders to pursue claims against us under the United States federal securities laws, although any such actions would have no effect on our MSH Cayman’s ability to enforce its rights under the VIE Agreements.

If we exercise the option to acquire equity ownership of the VIE, the ownership transfer may subject us to certain limitation and substantial costs.

Pursuant to the contractual arrangements, our MSH Cayman has the exclusive right to purchase 100% of the equity interests in the VIE from the VIE Shareholders for a price in the amount of the lowest price permitted by applicable PRC laws.. The VIE Shareholder will be subject to PRC individual income tax on the difference between the equity transfer price and the then current registered capital of the VIE. Additionally, if such a transfer takes place, the competent tax authority may require our MSH Cayman to pay enterprise income tax for ownership transfer income with reference to the market value, in which case the amount of tax could be substantial.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[    ] million, after deducting estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us, and based upon an assumed initial offering price of $[    ]per ordinary share (excluding any exercise of the underwriters’ over-allotment option), the midpoint of the estimated price range set forth on the cover page of this prospectus. A $1.00 increase (decrease) in the assumed initial public offering price would increase (decrease) the net proceeds to us from this offering by approximately $[    ]million, after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus. We will not receive any proceeds from the sale of any ordinary shares by the selling shareholders.

We plan to use the net proceeds from this offering as follows:

•        30% for diversifying our product portfolio;

•        30% for selling and marketing and development of sales channels;

•        30% for the development of our manufacturing facilities and the roll-out of our supply chain; and

•        10% for general corporate purposes and working capital.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending use of the net proceeds, we intend to hold our net proceeds in short-term, interest-bearing, financial instruments or demand deposits.

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends. In addition, our shareholders may by ordinary resolution declare a dividend, provided that no dividend may exceed the amount recommended by our directors. All dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of either profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in the Company being unable to pay our debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 as follows:

•        on an actual basis; and

•        on an adjusted basis to reflect the sale of [•] ordinary shares in this offering (without exercise of the underwriters’ over-allotment option), at an assumed initial public offering price of $[    ] per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

•        on an adjusted basis to reflect the sale of [    ] ordinary shares in this offering (with full exercise of the underwriter’s over-allotment option), at an assumed initial public offering price of $[    ] per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2025
	Actual(1)	Pro Forma As Adjusted(2)(3)
	USD	USD
Shareholders’ Equity
Ordinary shares, $0.0005 par value, 100,000,000 shares authorized, 20,000,000 shares issued and outstanding on an actual basis, [ ] shares issued and outstanding pro forma
Additional paid-in capital
Statutory reserves
Retained earnings
Accumulated other comprehensive income
Total shareholders’ equity	$	$
Total capitalization

____________

(1)      On 12 February, 2026, the Company issued 20,000,000 ordinary shares to VIE Shareholders. We used the shares issued and outstanding as of the date of this prospectus, and the figures from the consolidated financial statements as of December 31, 2025 as the actual basis of the above calculation.

(2)      Reflects the sale of ordinary shares in this offering (excluding any ordinary share that may be sold as a result of the Underwriter exercising its over-allotment option) at an assumed initial public offering price of $           per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $           .

(3)      Assuming the underwriters do not exercise their over-allotment option.

DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per ordinary shares and the pro forma net tangible book value per ordinary share after the offering. Dilution results from the fact that the per ordinary share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our net tangible book value attributable to shareholders on December 31, 2025 was $[    ] or approximately $ [    ] per ordinary share. Net tangible book value per ordinary share as of December 31, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of ordinary shares outstanding.

We will have [•] ordinary shares outstanding upon completion of the offering or [    ] ordinary shares assuming the full exercise of the underwriters’ over-allotment option based on the assumed offering price of $[    ]per ordinary share, the midpoint of the estimated price range set forth on the cover page of this prospectus. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2025, will be approximately $[    ] or $[    ] per ordinary share. This would result in dilution to investors in this offering of approximately $[    ] per ordinary share or approximately [    ]% from the assumed offering price of $[    ] per ordinary share, the midpoint of the estimated price range set forth on the cover page of this prospectus. Net tangible book value per ordinary share would increase to the benefit of present shareholders by $[    ] per share attributable to the purchase of the ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to investors purchasing ordinary shares in the offering.

	Offering Without Over-Allotment	Offering With Over-Allotment
Assumed offering price per ordinary share	$
Net tangible book value per ordinary share as of December 31, 2025	$
Increase per ordinary share attributable to payments by new investors	$
Pro forma net tangible book value per ordinary share after the offering	$
Dilution per ordinary share to new investors	$

Assuming the underwriters’ over-allotment option is not exercised, each $1.00 increase (decrease) in the assumed initial public offering price of $[    ]per ordinary share would increase (decrease) the pro forma as adjusted amount of total capitalization by $[    ]million, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The following tables summarize, on a pro forma as adjusted basis as of December 31, 2025, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

Assuming no exercise of over-allotment option	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders
New investors
Total

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at the pricing.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed [Reserved], as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

[    ], our counsel as to Cayman Islands law, and [    ], our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Enforcement of Judgments/Enforcement of Civil Liabilities

We have been advised by our Cayman Islands legal counsel, [Cayman Counsel], that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of courts of the United States obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, [    ], that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

CORPORATE HISTORY AND STRUCTURE

Corporate History

We commenced our business through Maoshanhuang (Guangdong) Industrial Technology Co., Ltd. (“Mao Shan Huang”, the VIE), which was formed on August 25, 2022 in Guangzhou, China. In order to continue to grow our business and to facilitate international capital investment in us, we started a reorganization (the “Reorganization”) as described below, involving establishing new offshore entity.

MAO SHAN HUANG HOLDINGS LIMITED (“MSH Cayman”, or the “Company”), is a holding company incorporated as an exempted company on 13 February, 2026 under the laws of the Cayman Islands. As a holding company with no material operations of its own, MSH Cayman conducts its operations in China mainly through Mao Shan Huang in China.

On March 31, 2026, MSH Cayman entered into a series of contractual arrangements with Mao Shan Huang and the VIE Shareholders, pursuant to which MSH Cayman has controlled 100% of the shares of Mao Shan Huang and thereby enabled it to consolidate the financial statements of the VIE under U.S. GAAP. The VIE is wholly owned by Mao Shan Huang Shareholders and is controlled by the VIE Shareholders. See “— Contractual Arrangements with the VIE.”

After the Reorganization, the Company has control over 100% of the shares of Mao Shan Huang with contractual arrangements. The controlling shareholder of the Company is same as of Mao Shan Huang prior to the reorganization.

The chart below summarizes our corporate structure, including our VIE, as of the date of this prospectus:

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the PRC law prohibits direct foreign investment in the operating companies. As a result, investors will not and may never directly hold equity interests in the VIE. Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted PRC Foreign Investment Law which does not explicitly classify whether the VIE that are controlled through contractual arrangements would be deemed foreign-invested enterprises if they are ultimately “controlled” by foreign investors. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company MSH Cayman, and, as a shareholder of MSH Cayman, you will have an equity interest in an entity which does not have ownership of the VIE. Because we do not have ownership of the VIE, we must rely on the VIE Shareholders to comply with their contractual obligations.

Contractual Arrangements with the VIE

As part of the reorganization for our initial public offering, on March 31, 2026, MSH Cayman entered into Business Cooperation Agreement, Exclusive Option Agreement, Exclusive Technology Development, Consulting and Services Agreement, Equity Pledge Agreement and Company Shareholder Power of Attorney with the VIE and the VIE Shareholder (collectively, the “VIE Agreements”), on the substantially similar terms. The VIE Agreements are designed to enable MSH Cayman, among other things, to (i) exercise control over the VIE and (ii) receive all of the economic benefits of the VIE allocated to the VIE Shareholders. As a result of these contractual arrangements, under U.S. GAAP, we are considered the primary beneficiary of the VIE for accounting purposes and thus consolidate their results in our consolidated financial statements.

As the VIE Agreements do not provide us with an equity interest in the VIE, the VIE structure may be less effective than direct ownership in providing us with control over the VIE. If any of the VIE or the VIE Shareholders fail to perform their respective obligations under the VIE Agreements, our recourse to the assets held by the VIE is indirect and we may have to incur substantial costs to enforce the terms of the arrangements and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. All of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements. In the event that we are unable to enforce the VIE Agreements, or if we suffer significant time delays or other obstacles in the process of enforcing the VIE Agreements, it would be very difficult to exert effective control over the VIE as the direct ownership may afford, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected. In addition, there are still uncertainties regarding the status of the rights of the Cayman Islands holding company with respect to the VIE Agreements with the VIE and the VIE Shareholders, and the challenges we may face enforcing the VIE Agreements due to legal uncertainties and jurisdictional limits as the VIE Agreements have not been tested in a court of law. The PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure — We conduct all of our operations through the VIE, which are established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless” beginning on page 32.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Based on our understanding of the relevant laws and regulations, we believe that The VIE Agreements is valid, binding and enforceable in accordance with its terms. See “Risk Factors — Risks Related to Our Corporate Structure — The VIE structure poses risks to investors. Investors will not and may never directly hold equity interests in the VIE. The VIE structure may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements. If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or render it worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our VIE that conduct all of our operations.”

Set forth below is a summary of the material terms of our VIE Agreements. However, investors are cautioned that the enforceability of such VIE agreements has not been tested in a court of law.

Pursuant to the Business Operation Agreement, the VIE Shareholders owning 100% of the VIE have undertaken that they will not take any action that may have a material adverse effect on its assets, businesses, human resources, rights, obligations, or business operations without prior written consent of MSH Cayman, and have further agreed to accept and strictly follow MSH Cayman’s instructions relating to the VIE’s daily operations, financial management, and election of directors appointed by MSH Cayman. The VIE Shareholders owning 100% of the VIE have executed the Company Shareholder Power of Attorney to irrevocably authorize MSH Cayman or its designee to act as its attorney-in-fact to exercise all of its rights as a shareholder of the VIE. The VIE Shareholders owning 100% of the VIE agree to transfer any dividends or any other income or interests they receive as the shareholders of the VIE immediately and unconditionally to MSH Cayman.

Exclusive Option Agreement

Pursuant to the Exclusive Option Agreement, the VIE Shareholders owning 100% of the VIE equity have irrevocably granted MSH Cayman or its designee an exclusive option to purchase all or part of the equity interests of VIE at the purchase price in the amount of the lowest price permitted by applicable PRC laws. MSH Cayman shall purchase the equity interests of VIE in the maximum amount permitted by applicable PRC laws. The VIE Shareholders owning 100% of the VIE equity have undertaken that, without MSH Cayman’s prior written consent, they will not, among other things, (i) transfer or otherwise dispose of their equity interests in the VIE, (ii) create any pledge or encumbrance on their equity interests in the VIE, (iii) change the VIE’s registered capital, (iv) merge the VIE with any other entity, (v) dispose of the VIE’s material assets (except in the ordinary course of business), or (vi) amend the VIE’s articles of association. See “Risk Factors — Risks Related to Our Corporate Structure — We conduct all of our operations through the VIE, which are established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless” beginning on page 32.

Exclusive Technology Development, Consulting and Services Agreement

Pursuant to the Exclusive Technology Development, Consulting and Services Agreement, MSH Cayman provides the VIE with technology development, consulting and services for which MSH Cayman collects a consulting and service fee (“Service Fee”) quarterly from the VIE. The Service Fee is generally calculated based on the difference between 100% of the revenues of the VIE and its related expenses, costs, taxes, losses from previous year, reserves for housing provident fund, or a lower amount upon mutual agreement of the parties. The Service Fee shall be paid before or after the provision of the services, subject to delayed payments based on the VIE’s debt repayment obligation schedule.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement, the VIE Shareholders owning 100% of the VIE have pledged all of their equity interests of the VIE to MSH Cayman as collateral to guarantee the performance by such shareholders of their obligation to pay the Service Fee under each Exclusive Technology Development, Consulting and Services Agreement. As of the date of this prospectus, we are in the process of filling all pledge documents with the local government. The VIE Shareholders owning 100% of the VIE also have undertaken that, without prior written consent of MSH Cayman they will not dispose of, create, or allow any encumbrance on the pledged equity interests. As a pledgee, MSH Cayman is entitled to assign its rights and obligations under the agreement, subject to applicable PRC laws.

Company Shareholder Power of Attorney

Pursuant to the Company Shareholder Power of Attorney, the VIE Shareholders owning 100% of the VIE have irrevocably authorized MSH Cayman or its designee to act as its exclusive agent to exercise all of its rights as a shareholder of each VIE, including, but not limited to, attending shareholder’s meetings and executing shareholder resolutions; exercising all shareholder rights permitted by law or regulated in the articles of associations of the VIE, including without limitation, disposal of the VIE assets and liquidation process, voting rights, sell, transfer, pledge or dispose of any or all of the shares; nominating, designating or appointing the legal representative, chairman, the directors, supervisors, general manager and other senior management. See “Risk Factors — Risks Related to Our Corporate Structure — We conduct all of our operations through the VIE, which are established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless” beginning on page 32.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents, and thus the determination by the PRC court is less certain than that by a common law court if the regulations regarding certain issue are unclear. Due to the PRC legal system and the unclear regulations regarding the contractual arrangements, there are uncertainties regarding the status of the rights of the Company with respect to its contractual arrangements, and we may face challenges enforcing these contractual agreements due to legal uncertainties and jurisdictional limits. Thus, the PRC governmental authorities may take a view contrary to our opinion. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. See “Risk Factors — Risks Related to Our Corporate Structure — The VIE structure poses risks to investors. Investors will not and may never directly hold equity interests in the VIE. The VIE structure may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements. If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or render it worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our VIE that conduct all of our operations.”

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data are derived from our unaudited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024.

Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes, unaudited condensed consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary of unaudited statements of income and comprehensive income for the fiscal years ended December 31, 2025 and 2024.

	For the Years Ended December 31,
	In U.S. dollars in thousands
Selected Consolidated Statements of Income and Comprehensive Income Data:	2025	2024
	’000 USD	’000 USD
Revenues	$57,266	$85,186
Cost of revenues	48,779	70,627
General and administrative expenses	1,457	1,638
Selling expenses	1,328	2,682
Income from operating	5,702	10,239
Net income	5,144	8,781

The following table presents our selected consolidated balance sheet data as of December 31, 2025 and 2024.

Selected Consolidated Balance Sheet Data:	December 31, 2025	December 31, 2024
	’000 USD	’000 USD
Total current assets	$24,609	$34,648
Total non-current assets	185	201
Total assets	24,794	34,849
Total current liabilities	4,229	6,647
Shareholders’ equity	$20,565	$28,202

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the fiscal years ended December 31, 2025 and 2024 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

Overview

MAO SHAN HUANG HOLDINGS LIMITED is a holding company incorporated as an exempted company under the laws of the Cayman Islands on 13 February 2026. As a holding company with no material operations of its own, it conducts all of its operations through its VIE in China.

We are a premier global distributor and retailer of premium fruits, specializing in the Musang King variety of durian. We operate through a vertically integrated model anchored by an exclusive, long-term partnership with Musang Valley Plantation, a leading Malaysian farm. This partnership secures us a dedicated supply of the world’s highest-grade durians, which we distribute through a technology-driven supply chain to markets across the globe.

Our core competitive advantage lies not merely in our exclusive access to superior fruit, but in the proprietary digital infrastructure developed in conjunction with Musang Valley Plantation. By integrating artificial intelligence and real-time data analytics into every stage of our operations — from cultivation forecasting to cold-chain logistics — we convert operational data into long-term digital assets. This system enables superior margin management, operational scalability, and a valuation framework that aligns with modern capital market expectations.

Our business has grown rapidly in recent years as demonstrated by our growth in revenue from approximately $57.27 million for the fiscal year ended December 31, 2024 to approximately $85.19 million for the fiscal year ended December 31, 2025, an increase of 48.75%, and in net income from approximately $5.14 million for the fiscal year ended December 31, 2024 to approximately $8.78 million for the fiscal year ended December 31, 2025, an increase of 70.70%.

Key Factors that Affect Operating Results

Our operating results and financial condition have been and are expected to continue to be affected by a number of factors, including macroeconomic conditions, the ability to acquire customers, the ability to develop new products, investments in R&D and talent, and improving operational efficiencies, many of which may be beyond our control.

•        Exclusive Supply Arrangement.

Our business model depends on our exclusive, long-term partnership with Musang Valley Plantation for the supply of Musang King durians and other premium fruits. Any disruption, termination, or renegotiation of this arrangement on less favorable terms could materially reduce our access to high-quality products, increase our cost of goods sold, and impair our ability to meet customer demand. Conversely, our ability to maintain and leverage this exclusive relationship directly impacts our revenue growth and gross margins.

•        Digital Infrastructure Performance.

Our operating results are increasingly dependent on the performance of our proprietary digital infrastructure, including AI-driven demand forecasting, dynamic pricing models, supply-chain optimization, and real-time cold-chain monitoring. The effectiveness of these systems affects our inventory management, pricing strategy, logistics efficiency, and product quality. Any system failures, data inaccuracies, or cyber incidents could lead to operational inefficiencies, increased costs, and customer dissatisfaction, which would adversely affect our financial performance.

•        Customer Acquisition and Retention.

Our revenue growth is driven by our ability to attract new customers and maintain high retention rates across our wholesale and direct-to-consumer channels. Factors influencing customer behavior include product quality, brand reputation, pricing, and overall purchasing experience. Any decline in customer satisfaction, whether due to quality inconsistencies, delivery issues, or increased competition, could result in higher customer churn, reduced sales volume, and increased marketing expenditures, all of which would negatively impact our operating results.

•        Geographic Expansion and Market Conditions.

As we expand into new geographic markets, our operating results will be affected by our ability to establish distribution networks, comply with local regulations, and build brand recognition. Additionally, our results are sensitive to macroeconomic conditions, including consumer spending patterns, trade policies, tariffs, and currency fluctuations. Adverse developments in these areas could delay our expansion plans or reduce demand for our premium products.

•        Pricing and Margin Management.

Our dynamic pricing model allows us to adjust prices based on real-time market conditions, but our operating results remain subject to factors such as input costs, supply availability, and competitive pricing pressures. Any inability to maintain optimal pricing levels or to manage costs effectively could result in margin compression and reduced profitability.

•        Seasonality and Perishability.

Our operating results are subject to seasonal fluctuations related to durian harvest cycles and consumer demand patterns. Additionally, the perishable nature of our products requires precise inventory management and cold-chain integrity. Any miscalculation in demand forecasting or disruption in logistics could lead to inventory spoilage, write-offs, and reduced gross margins.

Results of Operations

The following table shows key components of our results of operations during the years ended December 31, 2025 and 2024, in dollars and as a percentage of our total revenue.

	For the years ended December 31,		Change
	2024 (in thousands)	2025 (in thousands)	Amount	%
Net revenue	$57,266	$85,186	$27,920	48.75
Less: Cost of revenue	48,779	70,627	21,848	44.79
Gross profit	8,487	14,559	6,072	71.54

Operating expenses:
Selling expenses	1,328	2,682	1,354	101.96
General and administrative expenses	1,457	1,638	181	12.42
Total operating expenses	2,785	4,320	1,535	55.12

Income from operations	5,702	10,239	4,537	79.57

Other income:
Other income, net	407	143	(264)	(64.86)
Interest expense, net	3	18	15	500.99
Total other income	404	125	(279)	69.06

Income before income tax expense	6,106	10,364	4,258	69.73
Income tax expense	962	1,583	621	64.55
Net income	5,144	8,781	3,637	70.70
Foreign currency translation adjustment	228	(1,144)	(1,372)	(601.75)
Total comprehensive income	$5,372	$7,637	$2,265	42.14

Net Revenues.    We generate revenues mainly from the sales of products. Our total revenues were $85.19 million for the year ended December 31, 2025, compared to $57.27 million for the year ended December 31, 2024, an increase of $27.92 million, or 48.75%. Such increase was due to the customers’ incremental demand for high-end quality products such as imported fruits.

Cost of revenues.    Our cost of revenues primarily includes payment for the purchase of products. Our cost of revenues increased by $21.85 million, or 44.79%, to $70.63 million for the year ended December 31, 2025 from $48.78 million for the year ended December 31, 2024. Along with the increase in sales volume, we increased our purchase volume leading to the increment of cost.

Gross profit and gross margin.    Our gross profit increased by $6.07 million, or 71.54%, to $14.56 million for the year ended December 31, 2025 from $8.49 million for the year ended December 31, 2024. Gross profit as a percentage of revenues (gross margin) was 17.09% and 14.82% for the years ended December 31, 2025 and 2024, respectively. Such increase was due to the combined effect of stable purchase price based on our good relationships with suppliers and the appropriate increase of selling price owing to the products’ excellent quality.

Sales and marketing expenses.    Our sales and marketing expenses primarily consist of salaries and benefits of operating department, freight and miscellaneous charges, royalty fee and import agency fee. Our sales and marketing expenses increased by $1.35 million, or 101.96%, to $2.68 million for the year ended December 31, 2025 from $1.33 million for the year ended December 31, 2024. Such increase was primarily due to the increase of sales amount. As a percentage of revenue, sales and marketing expenses increased to 3.15% for the year ended December 31, 2025 from 2.32% for the year ended December 31, 2024 because the increase of salaries and benefits of operating department and the freight charges was faster than the increase of our net revenues.

General and administrative expenses.    Our general and administrative expenses consist primarily of salaries and benefits of members of our management and rental. Our general and administrative expenses increased by $0.18 million, or 12.42%, to $1.64 million for the year ended December 31, 2025 from $1.46 million for the year ended December 31, 2024. Such increase was mainly due to the increment of salaries and benefit of the managements. As a percentage of revenue, general and administrative expenses decreased to 1.92% for the year ended December 31, 2025 from 2.54% for the year ended December 31, 2024.

Total other income, net.    We had $0.14 million in total other income for the year ended December 31, 2025, as compared to $0.41 million in total other income for the year ended December 31, 2024. Total other income for the year ended December 31, 2025 and 2024 primarily consisted of government subsidy. The significant decrease of the amount of government subsidy was mainly caused by the change of government subsidy policies.

Income tax expense.    We recorded income tax expenses of $1.58 million for the year ended December 31, 2025, as compared to $0.96 million for the year ended December 31, 2024, an increase of $0.62 million, or 64.55%. The increase in income tax expense mainly resulted from the increase in our revenues.

Net income.    As a result of the cumulative effect of the factors described above, our net income increased by $3.64 million, or 70.70%, to $8.78 million for the year ended December 31, 2025 from $5.14 million for the year ended December 31, 2024.

Liquidity and Capital Resources

As of December 31, 2025, we had cash, cash equivalents and restricted cash of $0.96 million. To date, we have financed our operations primarily through net cash flow from operations. We expect to finance our operations and working capital needs in the near future from part of our net proceeds of this offering and cash generated through operations.

We believe that our current levels of cash and cash flows from operations, combined with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for our operations and expansion plans for at least the next 12 months. We may, however, in the future require additional cash resources due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

The following table sets forth a summary of our cash flows for the periods presented:

	Year Ended December 31,
	2024 (in thousands)	2025 (in thousands)
Net cash used in operating activities	$(629)	$(29)
Net cash (used in) provided by investing activities	(66)	20
Net cash provided by financing activities	—	252
Effect of currency translation	(9)	(37)
Net (decrease) increase in cash and cash equivalents	(704)	206
Cash, cash equivalents and restricted cash at beginning of the year	1,460	756
Cash, cash equivalents and restricted cash at end of the year	$756	$962

Operating Activities

Net cash used in operating activities was $0.03 million for the year ended December 31, 2025, as compared to $0.63 million for the year ended December 31, 2024. For the year ended December 31, 2025, the net income of $8.78 million, an increase of advance from customers in the amount of $2.31 million, offset by an increase of accounts receivable in the amount of $5.29 million and an increase of advance to suppliers in the amount of $7.63 million, were the primary drivers of the cash used in operating activities. For the year ended December 31, 2024, the net income of $5.14 million, a decrease of accounts receivables in the amount of $2.92 million, an increase of accounts payable in the amount of $1.69 million, offset by an increase of advance to suppliers in the amount of $8.97 million and an increase of inventories in the amount of $2.48 million, were the primary drivers of the cash used in in operating activities.

Investing Activities

Net cash provided by investing activities was $0.02 million for the year ended December 31, 2025, as compared to $0.07 million net cash used in investing activities for the year ended December 31, 2024. Net cash used in investing activities for the year ended December 31, 2024 mainly consisted of the purchase of property and equipment, and net cash provided by investing activities for the year ended December 31, 2025 was the proceeds from the disposal of property and equipment after offset by cash used in the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities was $0.25 million for the year ended December 31, 2025, as compared to no cash in or out for the year ended December 31, 2024. Net cash provided by financing activities for the year ended December 31, 2025 consisted of proceeds from a short-term bank loan in the amount of $0.46 million and repayments of the short-term bank loan in the amount of $0.21 million.

Contractual Obligations

Below is a table setting forth our contractual obligations as of December 31, 2025:

	Payments Due by December 31, (in thousands)
Contractual Obligations	Total	2026	2027	2028	2029 and afterward
operating lease obligations	$963	$297	$309	$321	$36
Total	$963	$297	$309	$321	$36

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2025.

Off-Balance Sheet Commitments and Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2025.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

All of our revenues and all of our expenses are denominated in RMB. Our exposure to foreign exchange risk primarily relates to cash and cash equivalent denominated in U.S. dollars. We do not believe that we currently have any significant direct foreign exchange risk and have not used derivative financial instruments to hedge exposure to such risk. Although our exposure to foreign exchange risks should be limited in general, the value of your investment in our shares will be affected by the exchange rate between U.S. dollar and RMB because the value of our business is effectively denominated in RMB, while our shares will be traded in U.S. dollars.

To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars for the purpose of making payments for dividends on our shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amounts available to us.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest expenses incurred on bank borrowings and income generated by excess cash, which is mostly held in interest-bearing bank deposits. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure. However, our future interest income may fall short of expectations due to changes in market interest rates.

After completion of this offering, we may invest the net proceeds we receive from the offering in interest-earning instruments. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall.

Critical Accounting Policies

Basis of presentation

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the financial statements of the Company its VIE. All inter-company transactions and balances have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, net realized value of inventories, the useful lives of property and equipment, impairment of long-lived assets and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for considering the carrying amount of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, short-term loans, accounts payable, advance from customers, accrued expenses and other current liabilities and income tax payable based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

Restricted cash

Restricted cash relates to government appropriation deposited in bank, which will be released upon satisfaction of agreed criteria.

Accounts Receivable, net

The Company maintains allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debt, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to estimate the allowance. Past due accounts generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote.

Inventories

Inventories, primarily consisting of fruit, are stated at the lower of cost or net realizable value. Cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company compares the cost of inventory with its net realizable value and an adjustment is made to write down inventory to net realizable value, if lower. There were no impairment provided for the inventories for the years ended December 31, 2024 and 2025.

Advance to supplier, net

Advance to suppliers primarily consists of the prepayments to farms, import agents or other large-scale suppliers. The Company maintains an allowance for doubtful accounts to state prepayments at their estimated realizable value based on a variety of factors, including the possibility of releasing the prepayments into inventories and the aging of the prepayments, significant one-time events, and historical experience.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment. Property and equipment are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over the estimated useful lives on a straight-line basis. The estimated useful lives are as follows:

Category	Estimated useful lives
Electronic device	3 years
Office equipment	5 years
Motor vehicle	5 years

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairments of long-lived assets were recognized as of December 31, 2024 and 2025.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Revenue recognition

The Company early adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2023 using the modified retrospective method for contracts that were not completed as of January 1, 2023. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised products or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those products or services. The following five steps are applied to achieve that core principle:

Step 1:    Identify the contract with the customer

Step 2:    Identify the performance obligations in the contract

Step 3:    Determine the transaction price

Step 4:    Allocate the transaction price to the performance obligations in the contract

Step 5:    Recognize revenue when the company satisfies a performance obligation

The Company mainly offers and generates revenue from sales of products to its clients in China. Revenue recognition policies are discussed as follows:

Sales of products.    The Company primarily sells products (mainly imported fruit) to the city distributors, wholesalers and retailers through online and offline direct sales. The Company recognizes the revenues from products sales at a point of time when the control of products has been transferred.

The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The following table identifies the disaggregation of our revenue for the years ended December 31, 2024 and 2025, respectively:

	For the years ended December 31,
	2025	2024
Sales of products	$55,694	$83,626
Right to use e-commerce platform	801	870
Other service fee or technical service fee	771	690
Total	$57,266	$85,186

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations in (i) contracts that have an original expected length of one year or less; and (ii) contracts where revenue is recognized as invoiced.

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent amounts invoiced and revenue recognized prior to invoicing when the Company has satisfied the Company’s performance obligation and has the unconditional right to payment. The allowance for doubtful accounts and authorized credits is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current economic conditions and other factors that may affect the Company’s customers’ ability to pay. The balance of accounts receivable, net of allowance for doubtful accounts were $2.96 million and $7.46 million as of December 31, 2024 and 2025, respectively.

Unearned revenue consists of payments received related to unsatisfied performance obligations at the end of the period, included in advance from customers in the Company’s consolidated balance sheets. The advance from customers as of December 31, 2024 and 2025 were $1.43 million and $3.58 million respectively.

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets.

Cost of sales

Cost of sales mainly consists of cost of products purchased from farms and distributors, staff cost of technical service and other services.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average ordinary shares outstanding during the periods. Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders by the weighted average ordinary shares outstanding during the period adjusted for the effect of dilutive ordinary share equivalent (computed using the treasury stock or if converted method). Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted earnings per share. For the years ended December 31, 2024 and 2025, the Company had no dilutive shares.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000 ($14,537). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2024 and 2025, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Value added tax (“VAT”)

The Company is subject to VAT and related surcharges on revenue generated from sales of fruit and products. The Company records revenue net of VAT. This VAT may be offset by qualified input VAT paid by the Company to suppliers. Net VAT balance between input VAT and output VAT is recorded in the line item of accrued expenses and other current liabilities on the consolidated balance sheets.

Foreign currency translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s financial statements are reported using U.S. Dollars (“US$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the results of operations.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	As of December 31,
	2025	2024
Balance sheet items, except for equity accounts	6.8792	6.6369
	For the Years Ended December 31,
	2025	2024
Items in the statements of income and comprehensive income, and statements of cash flows	6.5516	6.8099

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Recent Accounting Pronouncements

See Note 2 to the consolidated financial statements included elsewhere in this prospectus for a discussion of recently issued accounting standards.

Internal Control Over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures over financial reporting. In the course of auditing our consolidated financial statements for the years ended December 31, 2025 and 2024, we identified one material weakness in our internal control over financial reporting as of December 31, 2025 and 2024. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to the lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP, in particular, to (i) develop comprehensive U.S. GAAP accounting policies and financial reporting procedures to address complex U.S. GAAP technical accounting issues and (ii) prepare and review our consolidated financial statements and related disclosures in accordance with U.S. GAAP and financial reporting requirements set forth by the SEC. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

To remedy our identified material weakness subsequent to December 31, 2025, we have started adopting measures to improve our internal control over financial reporting, including, among others: (i) hiring additional competent and qualified accounting and reporting personnel with appropriate knowledge and experience of U.S. GAAP and SEC financial reporting requirements, (ii) establishing an ongoing program to provide sufficient and additional appropriate training to our accounting staff, especially trainings related to U.S. GAAP and SEC financial reporting requirements, (iii) developing a set of accounting policies and procedures, which document the current U.S. GAAP accounting policies and technical accounting guidance and are tailored to our business, and (iv) implementing internal controls over financial reporting to ensure accounting policies and procedures are operating effectively.

However, we cannot assure you that we will remediate our material weakness in a timely manner. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately report our financial results may be impaired, adversely impacting investor confidence and the market price of our ordinary shares.”

As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

OUR BUSINESS

Overview

Mao Shan Huang Holdings Limited (“the Company,” “we,” “us,” or “our”) is a premier global distributor and retailer of premium fruits, specializing in the Musang King variety of durian. We operate through a vertically integrated model anchored by an exclusive, long-term partnership with Musang Valley Plantation, a leading Malaysian farm. This partnership secures us a dedicated supply of the world’s highest-grade durians, which we distribute through a technology-driven supply chain to markets across the globe.

Our core competitive advantage lies not merely in our exclusive access to superior fruit, but in the proprietary digital infrastructure developed in conjunction with Musang Valley Plantation. By integrating artificial intelligence and real-time data analytics into every stage of our operations — from cultivation forecasting to cold-chain logistics — we convert operational data into long-term digital assets. This system enables superior margin management, operational scalability, and a valuation framework that aligns with modern capital market expectations.

Industry Overview

We operate in the global premium fruit market, with a primary focus on the Musang King durian (D197) segment. Durian is widely recognized as the “king of fruits” in Southeast Asia and has gained significant popularity across Greater China, North America, and other international markets over the past decade. According to Fortune Business Insights, the global durian fruit market was valued at $1.95 billion in 2025 and is projected to grow from $2.05 billion in 2026 to $3.02 billion by 2034, representing a compound annual growth rate (CAGR) of 4.99% during the forecast period. Stratistics MRC estimates the market at $1.91 billion in 2025, with growth to $2.67 billion by 2032 at a CAGR of 4.9%. 6Wresearch reports a broader market size of $9.2 billion in 2024, projecting growth to $14.8 billion by 2031 at a CAGR of 7.92%, reflecting differing market definitions and scopes.

Within the durian market, the Musang King variety commands a distinct premium position due to its superior flavor profile — characterized by a creamy, custard-like texture and a balanced bitter-sweet taste — and its limited supply relative to demand. According to Fortune Business Insights, Musang King accounts for approximately 34% of the global durian market, making it the most dominant and premium variety. Unlike other durian varieties that are harvested year-round, Musang King production is concentrated in specific regions of Malaysia and subject to seasonal harvest cycles, which contributes to its scarcity and higher price point.

Market Drivers

Several key trends are shaping the premium fruit industry and creating opportunities for our business:

•        Growing Middle-Class Consumption and Chinese Demand.    Rapid urbanization and rising disposable incomes in key markets, particularly in Greater China, have fueled demand for high-quality, premium imported fruits. According to a report by Mordor Intelligence cited by The Paper, China accounts for approximately 91% of the global fresh durian market, with Chinese durian imports reaching nearly $7 billion in 2024. Consumers in these regions increasingly view premium fruits as aspirational products and gifts, driving both volume growth and willingness to pay higher prices.

•        Demand for Traceability and Authenticity.    As the market for premium durians has grown, so too has the prevalence of counterfeit or lower-grade products mislabeled as “Musang King.” According to the China-Malaysia Chamber of Commerce, educating consumers about varietal differences is critical to maintaining brand integrity, as some merchants mislabel lower-grade durians as premium Musang King for higher profits. This trend favors companies with integrated supply chains and verifiable traceability capabilities.

•        E-Commerce and Direct-to-Consumer Growth.    The rapid expansion of e-commerce platforms has transformed the fresh fruit distribution landscape. According to Stratistics MRC, the business-to-consumer (B2C) segment is expected to witness the highest growth rate during the forecast period, driven by the proliferation of online marketplaces and direct-to-consumer models. Consumers are increasingly purchasing premium fruits through mobile apps and e-commerce platforms, attracted by convenience and promotional offers.

•        Cold-Chain Infrastructure Development.    Significant investments in cold-chain logistics have reduced spoilage rates and enabled global distribution of perishable products. According to Fortune Business Insights, the global refrigerated transport market was valued at $145.16 billion in 2025 and is projected to reach $307.76 billion by 2034, growing at a CAGR of 8.71%. The Asia-Pacific region accounts for approximately 32% of this market, with China representing 12% of the global share. Advanced freezing technologies allow tree-ripened durians to be preserved at peak quality and shipped over long distances, expanding the addressable market for premium fruit producers.

Supply Dynamics

The global supply of Musang King durians is concentrated in Malaysia, where the variety was first developed and remains predominantly cultivated. According to official Malaysian government data cited by Oriental Daily, Malaysia’s durian exports reached 13 million kilograms in 2025 through July, valued at approximately 303.9 million ringgit (approximately $68 million), with Singapore receiving 7.2 million kilograms (55% of export volume) and mainland China receiving 4.4 million kilograms (34% of export volume). Hong Kong accounted for an additional 1 million kilograms. According to International Fruit Report, Malaysia’s total durian production in 2025 is estimated at 505,800 metric tons, an 11% increase year-over-year, with cultivation area exceeding 72,000 hectares.

Key characteristics of the supply side include:

•        Limited Arable Land and Long Maturation Cycle.    Suitable growing conditions for Musang King durians are restricted to specific regions with optimal climate, soil composition, and elevation. According to industry data, Malaysia’s Musang King cultivation is concentrated in Pahang (which accounts for approximately 36% of national production) and Johor. Durian trees typically require five to seven years to reach commercial production maturity, with peak yields achieved after ten years or more. This long lead time creates significant barriers to rapid supply expansion.

•        Pricing Dynamics.    A-grade Musang King durians are currently priced at approximately $7.12 per kilogram at Malaysian farms, with off-season prices potentially doubling due to scarcity. According to International Fruit Report, wholesale prices in Singapore have declined to 8-15 Singapore dollars per kilogram (approximately $5.90-11.10) during peak harvest periods, reflecting seasonal supply fluctuations. For exports to China, air-freighted tree-ripened Musang King commands landed prices of approximately 170-190 yuan per kilogram (approximately $23.50-26.30), with retail prices in first-tier city premium supermarkets reaching 198-298 yuan per kilogram (approximately $27.40-41.20).

Competitive Landscape

The premium durian market is highly competitive and fragmented, with participants ranging from small-scale traders to established agricultural conglomerates. According to Stratistics MRC, key players in the global durian market include Bao Sheng Durian Farm, Chainoi Food Co., Ltd., Charoen Pokphand Group, Dole Asia Holdings, and Durian Harvests. The market has seen increasing participation from Chinese investors, with reports indicating that over 700 durian processing facilities in Thailand are Chinese-owned, representing more than 95% of the sector. In Vietnam and Malaysia, Chinese investment in processing infrastructure and plantation development has grown substantially.

We believe our combination of exclusive supply, proprietary digital infrastructure, and brand positioning provides us with a sustainable competitive advantage in this growing market.

Our Products and Product Characteristics

Our primary product is the Musang King Durian (D197), often referred to as the “Champagne of Durians” due to its rich, bitter-sweet flavor profile and creamy, custard-like texture.

Key product characteristics include:

•        Superior Genetics:    Sourced exclusively from mature trees in Malaysia’s premier growing regions, ensuring the characteristic bright yellow flesh, high sugar content, and distinct aroma.

•        Ripe Harvesting:    Unlike competitors who harvest pre-ripe for extended shelf life, our supply chain allows for tree-ripened harvesting, maximizing flavor and texture.

•        Strict Grading:    We employ a rigorous grading system based on weight, shape, sugar content, and defect rate, ensuring only premium-grade fruit bears the Musang King label.

•        Variety Expansion:    While Musang King is our flagship, our partnership with Musang Valley Plantation provides us with future options to commercialize other premium varietals, such as Black Thorn (D200), to diversify our portfolio.

Production Characteristics

Our production process is defined by the agricultural practices of our exclusive partner, Musang Valley Plantation, and governed by our shared digital infrastructure. Musang Valley Plantation (“MVP”) is a leading integrated plantation company with a vision to build and bring in a new and modern urban system to revitalize the business. MVP are Malaysia largest smart durian plantation founded by talented individuals with more than 20 years of experience in the agribusiness industry. With the support of the Malaysian government, MVP is working with the local and indigenous people to create a model of the future of agroecological farming on over 2,700 acres of soil in Gua Musang with 76,600 trees of Musang King. MVP contributes to the regional and global economy alongside 10 countries from ASEAN and China, through a wealth of deep profound knowledge in agricultural technology and its resources. Musang King is small in size, usually weighing around 2.5kg. The shell of the fruit is mostly green. There is a distinctive “five-pointed star” mark on the bottom of the fruit, which is unique only to the Durian King. There are other rare Durian Kings that may have a “six-pointed star” or maybe even no patterns at all.

Exclusive Cultivation: Musang Valley Plantation operates farms utilizing advanced agricultural technologies. Our long-term, exclusive agreement ensures that the entire yield of designated high-yield plots is reserved for Musang King.

AI-Driven Demand Forecasting:    We utilize predictive algorithms that analyze historical sales, market trends, and consumer behavior data to provide Musang Valley Plantation with precise harvest schedules. This minimizes waste and ensures that supply is calibrated to market demand.

Quality Control at Source:    Quality assurance begins at the farm level. Our integrated systems allow for real-time monitoring of fruit development. Only fruits meeting strict ripeness and physical criteria are selected for harvest.

Post-Harvest Processing:    Upon harvest, fruits undergo immediate processing, including cleaning, sorting, and nitrogen-frozen freezing within hours of being picked. This flash-freezing process locks in freshness, flavor, and nutritional value, allowing us to deliver a product that retains the characteristics of a fresh, tree-ripened durian regardless of global shipping distances.

Our Business Model and Processes

Partnership Structure

•        Our business is built on a strategic, exclusive, and long-term partnership with Musang Valley Plantation. Under this arrangement:

•        Musang Valley Plantation dedicates a significant portion of its agricultural output exclusively to Musang King.

•        We provide Musang Valley Plantation with proprietary digital tools for supply-chain optimization and dynamic pricing.

•        We serve as the exclusive global sales and marketing arm for the fruits sourced through this partnership.

End-to-End Operational Process

1.      Data-Driven Harvesting:    Our AI-driven demand forecasting system analyzes market data to generate weekly harvest targets. These targets are communicated digitally to Musang Valley Plantation’s farm management teams.

2.      Harvesting & Flash-Freezing:    Skilled harvesters select fruits based on real-time ripeness data. The fruits are then transported to adjacent processing facilities where they are cleaned, graded, and immediately flash-frozen to preserve peak quality.

3.      Real-Time Cold-Chain Monitoring:    From the processing facility to the end customer, every shipment is monitored via IoT-enabled sensors. Our proprietary system tracks temperature, humidity, and location in real-time, triggering alerts if parameters deviate from the optimal range. This ensures product integrity and reduces spoilage to near zero.

4.      Dynamic Pricing & Global Distribution:    We utilize a dynamic pricing model that adjusts wholesale and retail pricing based on real-time inventory levels, market demand, and seasonal factors. Products are distributed through a multi-channel strategy, including:

•        B2B Wholesale:    Supply to high-end supermarkets, hotels, and restaurant chains.

•        Direct-to-Consumer (DTC):    E-commerce platforms and membership-based fruit clubs.

•        Global Export:    Leveraging our cold-chain network to penetrate markets in China, Singapore, Hong Kong, and North America.

Competitive Advantages

We believe the following strengths distinguish us from competitors:

•        Proprietary Digital Infrastructure (Core Differentiator):    Our primary competitive advantage is our integrated technology stack. Unlike traditional fruit distributors, we treat operational data as a digital asset. Our systems consist of:

•        AI-Driven Demand Forecasting:    Reduces inventory waste and optimizes harvest cycles.

•        Dynamic Pricing Models:    Maximizes revenue per unit by responding to market fluctuations in real-time.

•        Supply-Chain Optimization:    Minimizes logistical costs through predictive routing and consolidation.

•        Real-Time Cold-Chain Monitoring:    Guarantees product quality, reduces liability, and builds brand trust through verifiable provenance.

This infrastructure transforms a traditionally opaque and analog supply chain into a transparent, efficient, and scalable digital platform.

•        Exclusive, Long-Term Supply Agreement:    Our exclusive partnership with Musang Valley Plantation secures a consistent supply of premium-grade Musang King durians, insulating us from market-wide supply shortages and price volatility that affect competitors relying on spot-market purchases.

•        Vertical Integration of Technology and Agriculture:    By combining exclusive farm access with a proprietary technology layer, we capture value across the entire value chain — from cultivation insights to last-mile delivery. This integration yields superior margins and quality control compared to disaggregated competitors.

•        Authenticity and Brand Trust:    In a market rife with counterfeit products, our blockchain-enabled traceability (embedded within our digital infrastructure) allows consumers to verify the origin and journey of their fruit. This transparency commands a premium price and fosters strong brand loyalty.

Future Strategies

Our growth strategy is focused on leveraging our digital assets and exclusive supply to scale operations and expand market leadership.

•        Geographic Expansion:    We intend to expand our global footprint into high-growth markets, including the United States, Canada, and the European Union, where demand for exotic, high-quality fruits is accelerating. Our cold-chain infrastructure is designed to support this long-haul expansion.

•        Product Portfolio Diversification:    While maintaining Musang King as our flagship, we plan to introduce complementary premium fruit products through our partnership with Musang Valley Plantation. This includes other durian varietals (e.g., Black Thorn) and other tropical fruits that can benefit from our proprietary supply-chain and forecasting models.

•        Deepening Digital Asset Monetization:    We believe our operational data — spanning demand forecasting, pricing elasticity, and logistics efficiency — constitutes a valuable digital asset. We plan to further develop this intellectual property to:

•        Offer supply-chain-as-a-service to third-party agribusinesses.

•        Enhance our capital-market valuation by demonstrating predictable, data-driven margin improvement and scalability.

•        Brand Building and Direct-to-Consumer Growth:    We will continue to invest in our direct-to-consumer channels to build the Musang King brand as the definitive global standard for premium durian. This includes enhanced digital marketing, loyalty programs, and experiential retail concepts.

•        Sustainability Initiatives:    We will implement sustainable farming support programs with Musang Valley Plantation to ensure the long-term health of the orchards. This includes water management systems and agroforestry practices, which we intend to leverage as part of our ESG (Environmental, Social, and Governance) strategy to appeal to global institutional investors.

prc REGULATION

We operate our business in the PRC under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the SAFE, the MOFCOM, the National Development and Reform Commission, or NDRC, the SAMR, formerly known as SAIC, the Ministry of Civil Affairs, or MCA, and their respective authorized local counterparts.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations Related to Corporation and Foreign Investment

The establishment, operation and management of companies in China are mainly governed by the PRC Company Law, as most recently amended in 2024, which applies to both PRC domestic companies and foreign-invested companies. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, and on December 26, 2019, the State Council promulgated the Implementing Rules of the PRC Foreign Investment Law (the “Implementing Rules”), to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the Implementing Rules both took effect on January 1, 2020 and replaced three major previous laws on foreign investments in China, namely, the Sino-foreign Equity Joint Venture Law, the Sino-foreign Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their respective implementing rules. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The Implementing Rules introduce a see-through principle and further provide that foreign-invested enterprises that invest in the PRC shall also be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law and the Implementing Rules provide that a system of pre-entry national treatment and the Negative List shall be applied for the administration of foreign investment, where “pre-entry national treatment” means that the treatment given to foreign investors and their investments at market access stage is no less favorable than that given to domestic investors and their investments, and “negative list” means the special administrative measures for foreign investment’s access to specific fields or industries, which will be proposed by the competent investment department of the State Council in conjunction with the competent commerce department of the State Council and other relevant departments, and be reported to the State Council for promulgation, or be promulgated by the competent investment department or competent commerce department of the State Council after being reported to the State Council for approval. Foreign investment beyond the Negative List will be granted national treatment. Foreign investors shall not invest in the prohibited fields as specified in the negative list, and foreign investors who invest in the restricted fields shall comply with the special requirements on the shareholding, senior management personnel, etc. In the meantime, relevant competent government departments will formulate a catalogue of industries for which foreign investments are encouraged according to the needs for national economic and social development, to list the specific industries, fields and regions in which foreign investors are encouraged and guided to invest. The current industry entry clearance requirements governing investment activities in the PRC by foreign investors are set out in two categories, namely the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2021 version) (the “2021 Negative List”, which is the latest version of the “Negative List”), promulgated by the NDRC and the MOFCOM, on December 27, 2021 and took effect on January 1, 2022, and the Encouraged Industry Catalogue for Foreign Investment (2020 version), or the 2020 Encouraged Industry Catalogue, promulgated by the MOFCOM on December 27, 2020 and took effect on January 27, 2021. Industries not listed in these two categories are generally deemed “permitted” for foreign investment unless specifically restricted by other PRC laws.

According to the Implementing Rules, the registration of foreign-invested enterprises shall be handled by the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps and deadlines, etc. However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the 2021 Negative List without satisfying the relevant requirements. In the event that a foreign investor invests in a prohibited field or industry as specified in the negative list, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administration measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Information Reporting Measures for Foreign Investment jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, a foreign investment information reporting system shall be established and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the government through the enterprise registration system and the enterprise credit information publicity system, and the administration for market regulation shall forward the above investment information to the competent commerce departments in a timely manner. In addition, the MOFCOM shall set up a foreign investment information reporting system to receive and handle the investment information and inter-departmentally shared information forwarded by the administration for market regulation in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

Furthermore, the Foreign Investment Law provides that foreign-invested enterprises established according to the previous laws regulating foreign investment prior to the implementation of the Foreign Investment Law may maintain their structure and corporate governance within five years after the implementation of the Foreign Investment Law. The Implementing Rules further clarify that such foreign-invested enterprises established prior to the implementation of the Foreign Investment Law may either adjust their organizational forms or organizational structures pursuant to the Company Law or the Partnership Law, or maintain their current structure and corporate governance within five years upon the implementation of the Foreign Investment Law. Since January 1, 2025, if a foreign-invested enterprise fails to adjust its organizational form or organizational structure in accordance with the laws and go through the applicable registrations for changes, the relevant administration for market regulation shall not handle other registrations for such foreign-invested enterprise and shall publicize the relevant circumstances. However, after the organizational forms or organizational structures of a foreign-invested enterprise have been adjusted, the original parties to the Sino-foreign equity or cooperative joint ventures may continue to process such matters as the equity interest transfer, the distribution of income or surplus assets as agreed by the parties in the relevant contracts.

In addition, the Foreign Investment Law and the Implementing Rules also specify other protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local governments shall abide by their commitments to the foreign investors; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; mandatory technology transfer is prohibited, etc.

Measures for the Safety Examination of Foreign Investment

The Measures for the Safety Examination of Foreign Investment, which were promulgated by the NDRC and the MOFCOM on December 19, 2020, and came into force as of January 18, 2021. The term “Foreign Investment” as mentioned in these measures refers to investment activities carried out directly or indirectly by foreign investors within the territory of the People’s Republic of China, including the following situations:(1) the foreign investor alone or jointly with other investors, invests in a new project or establishes an enterprise in China; (2)The foreign investor acquires the equity or assets of the domestic enterprise through mergers and acquisitions; (3) the foreign investor invests in China by other means.

For Foreign Investment in the following areas, the foreign investor or the relevant domestic parties (hereinafter referred to as the parties) shall, on their own initiative, make a declaration to the office of the working mechanism, which was formed under the NDRC, prior to the implementation of the investment: (I) to invest in areas related to national defense and security, such as military industry and military industrial facilities, as well as in the surrounding areas of military facilities and military industrial facilities; (II) investment in important agricultural products, important energy and resources, manufacture of major equipment, important infrastructure, important transportation services, important cultural products and services, important information technology and internet products and services, important financial services, key technologies and other important areas of national security, and obtain the actual control of the invested enterprise.

The term “Acquisition of effective control of the invested enterprise” as mentioned in paragraph 2 of the preceding paragraph includes the following situations: Foreign investors hold more than 50% of the equity in the enterprise; Foreign investors hold less than 50% of the equity of the enterprise, but the voting rights they enjoy can have a significant impact on the resolutions of the board of directors, the shareholders’ meeting or the shareholders’ general meeting; other circumstances that result in the foreign investor being able to exert a significant influence on the business decision-making, personnel, finance, technology, etc. of the enterprise.

Regulations on Dividend Distributions

The principal laws, rule and regulations governing dividends distribution by companies in the PRC are the PRC Company Law, which applies to both PRC domestic companies and foreign-invested companies, and the Foreign Investment Law and its implementing rules, which apply to foreign-invested companies. Under these laws, regulations and rules, both domestic companies and foreign-invested companies in the PRC are required to set aside as general reserves at least 10% of their after-tax profit, until the cumulative amount of their reserves reaches 50% of their registered capital. PRC companies are not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations Relating to Leasing

Pursuant to the Law on Administration of Urban Real Estate which took effect in January 1995 with the latest amendment in August 2019, lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, liability for rent and repair, and other rights and obligations of both parties.

According to the PRC Civil Code, the lessee may sublease the leased premises to a third party, subject to the consent of the lessor. Where the lessee subleases the premises, the lease contract between the lessee and the lessor remains valid. The lessor is entitled to terminate the lease agreement if the lessee subleases the premises without the prior consent of the lessor.

Pursuant to the Administrative Measures for Commodity Housing Tenancy issued by the Ministry of Housing and Urban-Rural Development on December 1, 2010 and came into effect on February 1, 2011, both lessor and lessee shall go through the housing tenancy registration formalities with the competent construction (real estate) departments of the municipalities directly under the central government, cities and counties where the housing is located within 30 days after the housing tenancy contract is signed.

As of the date of this prospectus, some of these lease agreements for these properties have not been registered with the PRC governmental authorities as required by PRC law. Although the failure to do so does not in itself invalidate the leases, we may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, we may be subject to fines imposed by PRC government authorities ranging from RMB1,000 ($155) and RMB10,000 ($1,549) for each lease agreement that has not been registered with the relevant PRC governmental authorities.

Regulations Relating to Environmental Protection

Pursuant to the PRC Law on Environment Impact Assessment promulgated in 2002 and most recently amended in 2024, and the Administrative Regulations on the Environmental Protection of Construction Projects promulgated in 1998 with the latest amendment in July 2025, each construction project is required to undergo an environmental impact assessment, and an environmental impact assessment report must be submitted to the relevant governmental authorities for approval before the commencement of construction. In the event that there is a material change in respect of the construction site, scale, nature, the production techniques employed or the measures adopted for preventing pollution and preventing ecological damage of a given project, a new environmental impact assessment report must be submitted for approval. Moreover, after the completion of a construction project, the constructing entity is required to obtain a completion acceptance on environmental protection for the project. Failure to comply with the above-mentioned regulations may subject an enterprise to fines, suspension of the construction and other administrative liabilities and even criminal liabilities under severe circumstances.

Regulations Relating to Fire Prevention

The Fire Prevention Law of the PRC (the “Fire Prevention Law”) was adopted on April 29, 1998 and amended on October 28, 2008, April 23, 2019 and April 29, 2021. According to the Fire Prevention Law and other relevant laws and regulations of the PRC, the Ministry of Public Security and its local counterparts at or above county level shall monitor and administer the fire prevention affairs. The fire prevention departments of such public securities are responsible for implementation. The Fire Prevention Law provides that the fire prevention design or construction of a construction project must conform to the national fire prevention technical standards (as the case may be). According to the Interim Provisions on Administration of Fire Control Design Review and Acceptance of Construction Project promulgated by the Ministry of Housing and Urban Rural Development on April 1, 2020, which became effective on June 1, 2020, the construction entity of a large-scale crowded venue (including the construction of a manufacturing plant whose size is over 2,500 square meters) and other special construction projects must apply for fire prevention design review with fire control authorities, and complete fire assessment inspection and acceptance procedures after the construction project is completed. The construction entity of other construction projects must complete the filing for fire prevention design and the fire safety completion inspection and acceptance procedures within five business days after passing the construction completion inspection and acceptance. If the construction entity fails to pass the fire safety inspection before such venue is put into use or fails to conform to the fire safety requirements after such inspection, it will be subject to (i) orders to suspend the construction of projects, use of such projects, or operation of relevant business, and (ii) a fine between RMB30,000 and RMB300,000.

According to the Eight Measures for the Public Security Fire Department to Deepen Reform and Serve Economic and Social Development promulgated by the Ministry of Public Security of the PRC in August 2015, for a construction project whose investment is less than RMB300,000 (US$46,145) or whose construction area is less than 300 square meters, the fire protection design and fire safety filing is not required.

Regulations Relating to Intellectual Property

China has adopted comprehensive legislation governing intellectual property rights, including copyrights, trademarks, patents and domain names. China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the World Trade Organization in December 2001.

Copyright

On September 7, 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China (the “Copyright Law”), effective on June 1, 1991 and amended on October 27, 2001, February 26, 2010 and November 11, 2020, respectively. The Copyright Law revised in 2010 extends copyright protection to internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the Copyright Protection Center of China.

Under the Regulations on the Protection of the Right to Network Dissemination of Information that took effect on July 1, 2006 and was amended on January 30, 2013, it is further provided that an Internet information service provider may be held liable under various situations, including that if it knows or should reasonably have known a copyright infringement through the Internet and the service provider fails to take measures to remove or block or disconnect links to the relevant content, or, although not aware of the infringement, the Internet information service provider fails to take such measures upon receipt of the copyright holder’s notice of such infringement.

In order to further implement the Regulations on Computer Software Protection, promulgated by the State Council on December 20, 2001 and amended on January 8, 2011 and January 30, 2013, respectively, the National Copyright Administration issued the Measures for the Registration of Computer Software Copyright on February 20, 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights.

Trademark

According to the Trademark Law of the People’s Republic of China promulgated by the SCNPC on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019, respectively, the Trademark Office of the China National Intellectual Property Administration (the “CNIPA”) is responsible for the registration and administration of trademarks in China. The CNIPA under the SAMR has established a Trademark Review and Adjudication Board for resolving trademark disputes. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. On April 29, 2014, the State Council issued the revised the Implementing Regulations of the Trademark Law of the People’s Republic of China, which specified the requirements of applying for trademark registration and renewal.

Patent

According to the Patent Law of the People’s Republic of China (the “Patent Law”) promulgated by the SCNPC on March 12, 1984 and amended on September 4, 1992, August 25, 2000, December 27, 2008 and October 17, 2020, respectively, and the Implementation Rules of the Patent Law of the People’s Republic of China (the “Implementation Rules of the Patent Law”) promulgated by the State Council on June 15, 2001 and revised on December 28, 2002 and January 9, 2010, the patent administrative department under the State Council is responsible for the administration of patent-related work nationwide and the patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective administrative areas. The Patent Law and Implementation Rules of the Patent Law provide for three types of patents, namely “inventions”, “utility models” and “designs”. Invention patents are valid for twenty years, while utility model patents are valid for ten years and design patents are valid for fifteen years, from the date of application. The Chinese patent system adopts a “first come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. An invention or a utility model must possess novelty, inventiveness and practical applicability to be patentable. Third Parties must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the unauthorized use constitutes an infringement on the patent rights.

Domain Names

Domain names are protected under the Administrative Measures on the Internet Domain Names, which was promulgated by the MIIT in August 2025, and the Implementing Rules on Registration of National Top-level Domain Names, which was promulgated by China Internet Network Information Center in and came into effect in June 2019. The MIIT is the main regulatory body responsible for the administration of PRC internet domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and the applicants become domain name holders upon successful registration. The Domain Name Measures regulate the registration of domain names, such as the China’s national top-level domain name “.CN”. The CNNIC issued the Measures of the China Internet Network Information Center for the Resolution of Country Code Top-Level Domain Name Disputes on September 9, 2014, which took effect on November 21, 2014, and was replaced by the Measures for the Resolution of National Top-level Domain Names Disputes issued by the CNNIC on June 18, 2019. Pursuant to the Measures for the Resolution of National Top-level Domain Names Disputes, domain name disputes shall be accepted and resolved by the dispute resolution service providers as accredited by the CNNIC.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Administrative Regulations on Foreign Exchange of the People’s Republic of China, or the Foreign Exchange Administrative Regulation, which was promulgated by the State Council on January 29, 1996, which became effective on April 1, 1996 and was subsequently amended on January 14, 1997 and August 5, 2008 and the Administrative Regulations on Foreign Exchange Settlement,

Sales and Payment which was promulgated by the PBOC, on June 20, 1996 and became effective on July 1, 1996. Under these regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Foreign Exchange Administration of the People’s Republic of China, or the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items such as the repayment of foreign currency-denominated loans, direct investment overseas and investments in securities or derivative products outside of the PRC. FIEs are permitted to convert their after-tax dividends into foreign exchange and to remit such foreign exchange out of their foreign exchange bank accounts in the PRC.

On March 30, 2015, SAFE promulgated the SAFE Circular 19, which took effect on June 1, 2015. According to SAFE Circular 19, the foreign currency capital contribution to an FIE in its capital account may be converted into RMB on a discretional basis.

On June 9, 2016, the SAFE promulgated the SAFE Circular 16. The SAFE Circular 16 unifies the discretional foreign exchange settlement for all the domestic institutions. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account which has been confirmed by the relevant policies subject to the discretional foreign exchange settlement (including foreign exchange capital, foreign loans and funds remitted from the proceeds from the overseas listing) can be settled at the banks based on the actual operational needs of the domestic institutions. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital is temporarily determined as 100%. Violations of SAFE Circular 19 or SAFE Circular 16 could result in administrative penalties in accordance with the Foreign Exchange Administrative Regulation and relevant provisions.

Furthermore, SAFE Circular 16 stipulates that the use of foreign exchange incomes of capital accounts by FIEs shall follow the principles of authenticity and self-use within the business scope of the enterprises. The foreign exchange incomes of capital accounts and capital in RMB obtained by the FIE from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or financial schemes other than bank guaranteed products unless otherwise provided by relevant laws and regulations; (iii) used for granting loans to non-affiliated enterprises, unless otherwise permitted by its business scope; and (iv) used for the construction or purchase of real estate that is not for self-use (except for the real estate enterprises).

Regulations Relating to Offshore Special Purpose Companies Held by PRC Residents

SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents on May 10, 2013, which became effective on May 13, 2013 and which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

SAFE promulgated Notice on Issues Relating to Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, on July 4, 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and term of operation), capital increase or capital reduction, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purposes Vehicles.

SAFE further enacted the SAFE Circular 13, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfil the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary.

On January 26, 2025, SAFE issued the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (“SAFE Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations Relating to Customer Rights Protection

The PRC Customer Rights and Interests Protection Law, or Customer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the customers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide customers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Customer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of customers.

Regulations Relating to Taxation

Income Tax

According to the EIT Law, which was promulgated on March 16, 2007, became effective as from January 1, 2008 and amended on February 24, 2025 and December 29, 2024, an enterprise established outside the PRC with de facto management bodies within the PRC is considered as a resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Implementing Rules of the Enterprise Income Law of the People’s Republic of China, or the Implementing Rules of the EIT Law, defines a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Non-PRC resident enterprises without any branches in the PRC pay an enterprise income tax in connection with their income originating from the PRC at the tax rate of 10%.

On February 3, 2015, the PRC State Administration of Taxation, or the SAT, issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or the SAT Circular 7. The SAT Circular 7 repeals certain provisions in the Notice of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Income from Equity Transfer by Non-Resident Enterprises, or the SAT Circular 698, issued by SAT on December 10, 2009 and the Announcement on Several Issues Relating to the Administration of Income Tax on Non-resident Enterprises issued by SAT on March 28, 2011 and clarifies certain provisions in the SAT Circular 698. The SAT Circular 7 provides comprehensive guidelines relating to, and heightening the Chinese tax authorities’ scrutiny on, indirect transfers by a non-resident enterprise of assets (including assets of organizations and premises in the PRC, immovable property in the PRC, equity investments in PRC resident enterprises), or the PRC Taxable Assets. For instance, when a non-resident enterprise transfers equity interests in an overseas holding company that directly or indirectly holds certain PRC Taxable Assets and if the transfer is believed by the Chinese tax authorities to have no reasonable commercial purpose other than to evade enterprise income tax, the SAT Circular 7 allows the Chinese tax authorities to reclassify the indirect transfer of PRC Taxable Assets into a direct transfer and therefore impose a 10% rate of PRC enterprise income tax on the non-resident enterprise. The SAT Circular 7 lists several factors to be taken into consideration by tax authorities in determining if an indirect transfer has a reasonable commercial purpose. However, regardless of these factors, the overall arrangements in relation to an indirect transfer satisfying all the following criteria will be deemed to lack a reasonable commercial purpose: (i) 75% or more of the equity value of the intermediary enterprise being transferred is derived directly or indirectly from PRC Taxable Assets; (ii) at any time during the one year period before the indirect transfer, 90% or more of the asset value of the intermediary enterprise (excluding cash) is comprised directly or indirectly of investments in the PRC, or during the one year period before the indirect transfer, 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the intermediary enterprise and any of its subsidiaries and branches that directly or indirectly hold the PRC Taxable Assets are limited and are insufficient to prove their economic substance; and (iv) the foreign tax payable on the gain derived from the indirect transfer of the PRC Taxable Assets is lower than the potential PRC tax on the direct transfer of those assets. On the other hand, indirect transfers falling into the scope of the safe harbors under the SAT Circular 7 will not be subject to PRC tax under the SAT Circular 7. The safe harbors include qualified group restructurings, public market trades and exemptions under tax treaties or arrangements.

On October 17, 2025, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises (the “SAT Circular 37”), which took effect on December 1, 2025. According to the SAT Circular 37, the balance after deducting the equity net value from the equity transfer income shall be the taxable income amount for equity transfer income. Equity transfer income shall mean the consideration collected by the equity transferor from the equity transfer, including various income in monetary form and non-monetary form. Equity net value shall mean the tax computation basis for obtaining the said equity. The tax computation basis for equity shall be: (i) the capital contribution costs actually paid by the equity transferor to a Chinese resident enterprise at the time of investment and equity participation, or (ii) the equity transfer costs actually paid at the time of acquisition of such equity to the original transferor of the said equity. Where there is reduction or appreciation of value during the equity holding period, and the gains or losses may be confirmed pursuant to the rules of the finance and tax authorities of the State Council, the equity net value shall be adjusted accordingly. When an enterprise computes equity transfer income, it shall not deduct the amount in the shareholders’ retained earnings such as undistributed profits etc. of the investee enterprise, which may be distributed in accordance with the said equity. In the event of partial transfer of equity under multiple investments or acquisitions, the enterprise shall determine the costs corresponding to the transferred equity in accordance with the transfer ratio, out of all costs of the equity.

Under the SAT Circular 7 and the Law of the People’s Republic of China on the Administration of Tax Collection promulgated by the SCNPC on September 4, 1992 and newly amended on April 24, 2015, in the case of an indirect transfer, entities or individuals obligated to pay the transfer price to the transferor shall act as withholding agents. If they fail to make withholding or withhold the full amount of tax payable, the transferor of equity shall declare and pay tax to the relevant tax authorities within seven days from the occurrence of tax payment obligation. Where the withholding agent does not make the withholding, and the transferor of the equity does not pay the tax payable amount, the tax authority may impose late payment interest on the transferor. In addition, the tax authority may also hold the withholding agents liable and impose a penalty of ranging from 50% to 300% of the unpaid tax on them. The penalty imposed on the withholding agents may be reduced or waived if the withholding agents have submitted the relevant materials in connection with the indirect transfer to the PRC tax authorities in accordance with the SAT Circular 7.

Withholding Tax on Dividend Distribution

The EIT Law prescribes a standard withholding tax rate of 20% on dividends and other China-sourced income of non-PRC resident enterprises which have no establishment or place of business in the PRC, or if established, the relevant dividends or other China-sourced income are in fact not associated with such establishment or place of business in the PRC. However, the Implementing Rules of the EIT Law which reduced the rate from 20% to 10%, became effective from January 1, 2008. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, for example, pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income (the “Double Tax Avoidance Arrangement”), and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends that the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from the tax authority in charge.

Based on the Notice on Relevant Issues Relating to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, at their discretion, that a company benefits from such reduced income tax rate due to a structure or an arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement of the State Administration of

Taxation on Issues Concerning “Beneficial Owners” in Tax Treaties, which was promulgated on February 3, 2024 and came into effect on April 1, 2024. If the company’s activities do not constitute substantive business activities, it will be analyzed according to the actual situation of the specific case, which may not be conducive to the determination of its “beneficiary owner” capacity, and thus may not enjoy the concessions under the Double Tax Avoidance Arrangement.

Value-Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the People’s Republic of China, which was promulgated by the State Council on December 13, 1993 and amended on November 10, 2008, February 6, 2016 and November 19, 2025, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the People’s Republic of China, which was promulgated by the MOF on December 25, 1993 and amended on December 15, 2008 and October 28, 2011, entities or individuals engaging in sale of goods, provision of processing services, repairs and replacement services or import of goods within the territory of the PRC shall pay VAT. Unless provided otherwise, the rate of VAT is 17% on sales and 6% on the services. On April 4, 2024, MOF and SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates (the “Circular 32”) according to which (i) for VAT taxable sales acts or import of goods originally subject to VAT rates of 17% and 11% respectively, such tax rates shall be adjusted to 16% and 10%, respectively; (ii) for purchase of agricultural products originally subject to tax rate of 11%, such tax rate shall be adjusted to 10%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods subject to tax rate of 16%, such tax shall be calculated at the tax rate of 12%; (iv) for exported goods originally subject to tax rate of 17% and export tax refund rate of 17%, the export tax refund rate shall be adjusted to 16%; and (v) for exported goods and cross-border taxable acts originally subject to tax rate of 11% and export tax refund rate of 11%, the export tax refund rate shall be adjusted to 10%. Circular 32 became effective on May 1, 2024 and shall supersede existing provisions which are inconsistent with Circular 32.

Since January 1, 2012, the MOF and the SAT have implemented the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax (the “VAT Pilot Plan”), which imposes VAT in lieu of business tax for certain “modern service industries” in certain regions and eventually expanded to nation-wide application in 2013. According to the Implementation Rules for the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax released by the MOF and the SAT on the VAT Pilot Program, the “modern service industries” include research, development and technology services, information technology services, cultural innovation services, logistics support, lease of corporeal properties, attestation and consulting services. The Notice on Comprehensively Promoting the Pilot Plan of the Conversion of Business Tax to Value-Added Tax, which was promulgated on March 23, 2016, became effective on May 1, 2016 and amended on July 11, 2025 and March 20, 2019, sets out that VAT in lieu of business tax be collected in all regions and industries.

On March 20, 2019, the MOF, the SAT and the GAC jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which became effective on April 1, 2019 and provides that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10% respectively, such tax rates shall be adjusted to 13% and 9%, respectively; (ii) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%.

Regulations Relating to Employment

The Labor Contract Law and its implementation rules provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract. Employers in most cases are also required to provide severance payment to their employees after their employment relationships are terminated.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, which was promulgated by the SCNPC in October 2010 and came into effect in July 2011, and further amended in December 2024, an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund, which was promulgated by the State Council in April 1999 and amended in March 2002 and March 2019, respectively, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; if the enterprise fails to rectify the non-compliance with the stipulated deadline, an application may be made to a local court for compulsory enforcement.

On December 28, 2012, the Labor Contract Law was amended to impose more stringent requirements on labor dispatch which became effective on July 1, 2013. Pursuant to the amended Labor Contract Law, the outsourced contract workers shall be entitled to equal pay for equal work as a fulltime employee of an employer, and they shall only be engaged to perform temporary, ancillary or substitute works, and an employer shall strictly control the number of outsourced contract workers so that they do not exceed certain percentage of total number of employees. “Temporary work” means a position with a term of less than six months; “auxiliary work” means a non-core business position that provides services for the core business of the employer; and “substitute worker” means a position that can be temporarily replaced with a outsourced contract worker for the period that a regular employee is away from work for vacation, study or for other reasons. According to the Labor Dispatch Provisions, promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, outsourced workers are entitled to equal pay with full-time employees for equal work. Employers are allowed to use outsourced workers for temporary, auxiliary or substitutive positions, and the number of outsourced workers may not exceed 10% of the total number of employees. Any labor dispatching entity or employer in violation of the Labor Dispatch Provisions shall be ordered by the labor administrative authorities to rectify the noncompliance within a prescribed time limit; and if such entity or employer fails to do so within the prescribed time limit, it may be subject to a fine from RMB5,000 to RMB10,000 for each noncompliance outsourced worker, and the labor dispatching entity is subject to revocation of its license for engaging in the labor dispatch business. Where the employer causes any damage to the outsourced worker, the labor dispatch entity and the employer shall assume joint and several liabilities.

Pursuant to the PRC Civil Code, employers shall bear tortious liability for any injury or damage caused to other people by their employees in the course of their work. Parties that use outsourced labor shall bear tortious liability for any injury or damage caused to other people by outsourced personnel during the course of their work during the labor dispatch period; the labor dispatching party shall bear corresponding supplementary liability where it is at fault.

Regulations Relating to Overseas Listing and M&A

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Although (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules; the interpretation and application of the regulations remain unclear, and this offering may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

The M&A Rules, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

In addition, according to the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council on February 3, 2011 and which became effective 30 days thereafter, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM on August 25, 2011 and which became effective on September 1, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

On July 6, 2021, the State Council and General Office of the CPC Central Committee issued the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. See “Risk Factors — Risks Relating to Doing Business in China — The approval of the CSRC, the CAC, or other PRC regulatory agencies may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval.”

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and the Draft Filing Measures lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the major operating entity incorporated in the PRC shall submit the filing materials to the CSRC within three business days after the overseas listing application is submitted.

MANAGEMENT

Directors, Director Nominees and Executive Officers

The following table sets forth information regarding our executive officers, directors and director nominees as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at Jinan, Guangzhou, China.

Name	Age	Position with our Company
NGAI SEAK HONG		Chairman of the Board of Directors and Chief Executive Officer
TAN ENG JOO		Executive Director
ERIC WONG BO JIANN		Chief Financial Officer and Executive Director
[ ]		Director nominee
[ ]		Director nominee
[ ]		Director nominee

Board of Directors and Committees

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part, our board of directors will consist of [            ] directors, including [            ] executive directors and [            ] independent directors. We will also establish an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee under the board of directors upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. We will adopt a charter for each of the three committees. Each of the committees of our board of directors shall have the composition and responsibilities described below.

Audit Committee

[            ], [            ] and [            ] will serve as members of our Audit Committee with [            ] serving as the chairman of the Audit Committee. Each of our Audit Committee members will satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors have determined that [            ] possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee will perform several functions, including:

•        evaluating the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

•        approving the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

•        monitoring the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•        reviewing the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•        overseeing all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

•        reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

•        providing oversight assistance in connection with legal, ethical and risk management compliance programs established by management and our board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to our board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

[            ], [            ] and [            ] will serve as members of our Compensation Committee with [            ] serving as the chairman of the Compensation Committee. All of our Compensation Committee members satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Compensation Committee will be responsible for overseeing and making recommendations to our board of our directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Corporate Governance Committee

[            ], [            ] and [            ] will serve as members of our Nominating and Corporate Governance Committee, with [            ] serving as the chairman of the Nominating and Corporate Governance Committee. All of our Nominating and Corporate Governance Committee members will satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Nominating and Corporate Governance Committee will be responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Board Oversight of Cybersecurity Risks

The management of the operation and the business affairs of a Cayman Islands company lies within the power of its board of directors. Directors of companies incorporated under the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) are subject to both statutory obligations under the Companies Act as well as fiduciary duties under the common law to the extent applicable to Cayman Islands companies. In addition to the statutory duties which include duties such as reporting obligations, the maintenance of internal company registers, accounting requirements, etc., directors of Cayman Islands companies owe fiduciary duties including the duty to act in good faith and in the best interests of the company as well as a duty to act with care, skill and diligence under English common law principles. Maintaining sufficient protection against the increasing risks associated with cybercrime is clearly one of the key challenges to the commercial world and hence, the overseeing of cybersecurity risks is inevitably the duty of the Company’s board of directors, including its independent directors. The independent directors will oversee cybersecurity when they are designated upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management, including our Chief Technical Officer, on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our supply chain, suppliers and other service providers. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e. software companies who provide software and antivirus supports to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees in accordance with the rules of the Nasdaq and the SEC. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We will file a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, director nominees, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Duties of Directors

Under Cayman Islands law, the directors and officers both owe statutory duties under the Companies Act, common law duties and fiduciary duties to our company. Under common law, our directors and officers have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. The fiduciary duties which our directors and officers owe to our company are summarized as follows:

(i)     duty to act bona fide in what the director or officer believes to be in the best interests of the company as a whole;

(ii)    duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)   directors should not properly fetter the discretion to act in the best interest of the Company; and

(iv)   duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the afore-mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are appointed by and serve at the discretion of our board of directors and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the appointment of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the directors resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind.

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for an initial term of three years and is subject to successive, automatic three-year extensions unless either party gives notice of termination to the other party at least 30 days prior to the expiration of the applicable term.

The executive officers are entitled to a fixed base salary and eligible to receive cash bonuses and participate in our equity incentive plans, if any and other company benefits, each as determined by the Board from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. We may also terminate the executive officer’s employment without cause immediately and without prior written notice upon the removal of the executive officer pursuant to the exercise of any power contained in the memorandum and articles of association of the Company or upon 30 days’ advance written notice. In such case of termination by us, we are required to provide the following severance payments and benefits to the executive officer: a cash payment of three month of base salary as of the date of such termination.

The executive officer may terminate his or her employment at any time with 30 days’ advance written notice if there is any significant change in his or her duties and responsibilities or a material reduction in his or annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to three months of his or her base salary. In addition, if we or our successor terminates the employment agreements upon a merger, consolidation, or transfer or sale of all or all of our assets with or to any other individual(s) or entity, the executive officer shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to three months of base salary at a rate equal to the greater of his or her annual salary in effect immediately prior to the termination, or his or her then current annua1 salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of target annual bonus for the year immediately preceding the termination; (3) payment of premiums for continued health benefits under our health plans for three months fo1lowing the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive officer. The employment agreements also contain customary restrictive covenants relating to confidentiality, non-competition and non-solicitation, as well as indemnification of the executive officer against certain liabilities and expenses incurred by him or her in connection with claims made by reason of him or her being an officer of our company.

On [            ], Mr. [            ] and Mao Shan Huang entered into a labor contract, a non-competition agreement and a confidentiality agreement. Pursuant to the labor contract, Mr. [            ] serves as Chief Executive Officer of Mao Shan Huang for a term of [            ] years, expiring [            ], subject to certain conditions for termination and certain exceptions provided under the PRC Labor Contract Law. [            ] is entitled to a fixed base salary in the amount of RMB[            ] ($[            ]) per month plus bonus. [            ] is also entitled to participate in any benefit plans stipulated by both parties or required by the PRC laws. The non-competition agreement contains customary restrictive covenants relating to non-competition for a period of two years from the date of termination of employment for any reason, as well as certain liabilities due to his breach of contract. The confidentiality agreement contains customary confidentiality covenants restricting disclosures of the trade secrets and other confidential information until those information becomes public, and certain liabilities due to his breach of contract.

[Other officers’ contracts]

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2025, our executive officers have received an aggregate of approximately RMB[            ]million ($ [            ] million) from the VIE Shareholder. Our VIE are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. As of the date of this prospectus, we are in compliance with all relevant laws and regulations regarding such benefits.

For the fiscal year ended December 31, 2025, no members of our board of directors received compensation in their capacity as directors. Historically, we have not paid our directors. None of the directors are entitled to receive any compensation or benefits upon termination of their directorship with the Company except for those compensation that they have already earned for services so rendered. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, director nominees and 5% or greater beneficial owners of ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

As of the date of this prospectus, we had [    ] shareholders of record in the United States. None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(2)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(3)
5% or Greater Shareholders
Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd.	13,400,000	67%
Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership)	2,000,000	10%
Mao Shan Huang (Guangzhou) Operations Management Partnership (Limited Partnership)	4,600,000	23%

Executive Officers, Directors and Director Nominees
NGAI SEAK HONG(1)	18,000,000	90%
TAN ENG JOO	—	—%
ERIC WONG BO JIANN	—	—%
All directors and executive officers as a group (six individuals)

____________

(1)      Through Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd., Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership) and Mao Shan Huang (Guangzhou) Operations Management Partnership (Limited Partnership). NGAI SEAK HONG is the controlling person of Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd., Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership) and Mao Shan Huang (Guangzhou) Operations Management Partnership (Limited Partnership) and has sole voting and dispositive power over shares beneficially owned by Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd., Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership) and Mao Shan Huang (Guangzhou) Operations Management Partnership (Limited Partnership). The address of Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd., Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership) and Mao Shan Huang (Guangzhou) Operations Management Partnership (Limited Partnership) are all in Guangzhou, China.

RELATED PARTY TRANSACTIONS

The following is a list of related parties which the Company has transactions with:

(a)     Company A, an entity controlled by Mr. NGAI SEAK HONG, the Chairman of the board and chief executive officer of the Company.

(b)    Company B, an entity controlled by Mr. NGAI SEAK HONG.

Amounts due from related parties

Amount due from related parties consisted of the following for the periods indicated:

	As of December 31,
	2025	2024
Company A(1)	$1,769	$1,709
Company B(2)	—	135
Total	$1,769	$1,844

____________

(1)      Amounts due from Company A consisted of the loan to this related party for its daily operations, which has been fully settled subsequently.

(2)      Amounts due from Company B It was the advance payment for services in connection with the Company’s purchase of smart micro marts units.

Amounts due to a related party

Amounts due to a related party consisted of the following for the periods indicated:

	As of December 31,
	2025	2024
Company A(1)	$274	$805

____________

(1)      The balance as of December 31, 2024 was the royalty fee payable and the balance as of December 31, 2025 was the loan due to Company A

Related party transactions

	For the years ended December 31,
	2025	2024
Loan to Company A	$3,496	$2,073
Loan repayment from Company A	3,935	1,757
Royalty fee to Company A	—	832
Advanced service fee to Company B	—	141
Loan guaranteed by Mr. NGAI SEAK HONG	—	458

Share Issuances

See “History of Securities Issuances.”

Employment Agreements

See “Management — Employment Agreements.”

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act (2021 Revision) of the Cayman Islands, which we refer to as the Companies Act below.

We intend to adopt the second amended and restated memorandum and articles of association (which we refer to as the Articles below) immediately prior to the completion of this offering and will replace our current memorandum and articles of association in its entirety.

Upon adoption of the Articles, our authorized share capital consists of 100,000,000 ordinary shares, par value $0.0005 per share. As of the date of this prospectus, [    ] ordinary shares were issued and outstanding.

The following are summaries of material provisions of our proposed post-offering memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares that we expect will become effective upon the completion of this offering.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the directors determine otherwise, each holder of our ordinary share will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

Dividends.    Subject to the Companies Act and any rights and restrictions of any other class or series of shares, our board of directors may, from time to time and in accordance with our Articles, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. In addition, our shareholders may, subject to the provisions of the Articles, by ordinary resolution declare a dividend but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profits, realized or unrealized, from any reserve set aside from profits which our board of directors determine is no longer needed, or our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The “share premium account,” represents the excess of the price paid to our company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

Unless provided for by the rights attached to a share, no dividend or other monies payable by us in respect of a share shall bear interest.

Voting Rights.    Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Subject to any rights or restrictions as to voting attached to any shares, each holder of our ordinary shares is entitled to one vote per share on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

At any general meeting, on a show of hands, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one for each share of which he or she or the person represented by proxy is the holder. All shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares.

In the case of an equality of votes at any general meeting, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a simple majority of votes attaching to the ordinary shares cast by those shareholders entitled to do so, attend and vote at a general meeting of the Company; and (ii) a resolution is a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the Company’s shareholders.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or making changes to a company’s memorandum and articles of association or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the Articles or other constituent documents of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Alteration of Share Capital.    Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)    cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Winding Up; Liquidation.    Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     to decide how the assets are to be distributed as between the shareholders or different classes of shareholders;

(b)    to value any assets to be distributed in such manner as the liquidator thinks fit; and

(c)     to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen (14) clear days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares.

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)     issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)    with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)     purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business, our profits and the proceeds of a fresh issue of shares for the purpose of such redemption or repurchase. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. Our company may accept the surrender of any fully paid share for no consideration.

Transfer of Shares.    Provided that a transfer of ordinary shares complies with applicable rules of Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed by or on behalf of the transferor, and if the directors so require, signed by the transferee:

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of ordinary share if such ordinary share was issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, without evidence satisfactory to them of the like transfer of such option or warrant.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Variation of Rights Attaching to Shares.

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights conferred upon the holders of the shares of any class issued shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

General Meetings.    As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. At least 14 clear days’ notice (exclusive of the day on which notice is given or deemed to be given and the day for which it is given) of general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the time of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors. Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

Our Articles provide that upon the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten (10%) percent in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company in accordance with the notice provisions in the Articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition, in which case our board of directors are obliged to convene an extraordinary general meeting and put the resolution so requisitioned to a vote at such meeting. If the directors do not convene such meeting for a date not later than twenty-one (21) days after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one (21) days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

A quorum shall consist of the presence (whether in person or represented by proxy, or if a corporation, by its duly authorized representative) of one or more shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

Issuance of Additional Shares.    Our Articles authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Articles also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

Under the Companies Act, our directors may only exercise the rights and powers granted to them under our Articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Register of Members.

Under the Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of shares by us to the underwriters or the purchasers (or their nominee). Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the Company.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act and by the common law of the Cayman Islands. The Companies Act is modelled on English Law but does not follow recent English Law statutory enactments and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction). For these purposes, (a) ”merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each constituent company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. No court approval is required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        the statutory provisions as to the required majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of that class;

•        the arrangement is such an intelligent and honest person of that class in respect of his interest would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze-out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected is made within four months, the offeror may, within a two-month period on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Shareholders’ Suits

In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be affected if duly authorized by more than a simple majority vote that has not been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Articles provide, to the extent permitted by law, we shall indemnify each existing or former officer (excluding an auditor), director (including alternate director), and any of our other officers against all actions, proceedings, costs, expenses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), or officer (excluding an auditor) in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), or officer’s duties, powers, authorities or discretions, other than by reason of such person’s dishonesty or fraud.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director willfully authorizes or permits any distribution or dividend in contravention of the Companies Act; (ii) where the director knowingly or willfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that extraordinary general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of all votes attaching to the issued and outstanding shares of our company at such general meeting in accordance with the notice provisions in the Articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to vote at such meeting. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Subject to the provisions of our Articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months and the directors resolve that his office be vacated.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act and our Articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, our Articles may only be amended by special resolution of our shareholders.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”).

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

History of Securities Issuances

The following is a summary of our share issuances since incorporation.

On 13 February, 2026, the Company was incorporated in the Cayman Islands as a holding company with no material operations of our own, with one Ordinary Share issued to ICS Corporate Services (Cayman) Limited. On the same day of the incorporation, ICS Corporate Services (Cayman) Limited transferred such share to Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd. and another 13,399,999, 2,000,000 and 4,600,000 Ordinary Shares Ordinary Shares were issued to Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd., Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership) and Mao Shan Huang (Guangzhou) Operations Management Partnership (Limited Partnership), respectively.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 100,000,000 Ordinary Shares with a par value of $0.0005 per share, and we have 20,000,000 Ordinary Shares issued and outstanding.

Listing

We intend to apply to have our ordinary shares listed on the Nasdaq under the symbol “MSH.” We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is [ Transfer Agent ]. The transfer agent and registrar’s address is [    ].

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have ordinary shares outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional ordinary shares. All of the ordinary shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to list our ordinary shares on the Nasdaq, but we cannot assure you that a regular trading market will develop. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

Lock-up Agreements

We have agreed not to, for a period of [•] days from the date of this prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representatives of the underwriters.

Furthermore, each of our directors, executive officers and shareholders of 5% or more of our ordinary shares has also entered into a similar lock-up agreement for a period of [•] days from the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares and securities that are substantially similar to our ordinary shares. These parties collectively own all of our outstanding ordinary shares, without giving effect to this offering.

Rule 144

All of our ordinary shares that will be outstanding upon the completion of this offering, other than those ordinary shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding ordinary shares which will equal [•]. ordinary shares, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following summary contains a description of certain Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of our ordinary shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Shares, as the case may be, nor will gains derived from the disposal of the Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have received an undertaking from the Financial Secretary of the Cayman Islands on [    ] in the following form:

The Tax Concessions Law
Undertaking as to Tax Concessions

In accordance with the Tax Concessions Law, the following undertaking is hereby given to MAO SHAN HUANG HOLDINGS LIMITED:

(a)     that no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

(b)    in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)     on or in respect of the shares, debentures or other obligations of the Company; or

(ii)    by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Law.

These concessions shall be for a period of THIRTY years from [    ].

People’s Republic of China Taxation

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, State Administration of Taxation (SAT) Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, which took effect on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that MAO SHAN HUANG HOLDINGS LIMITED is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, MAO SHAN HUANG HOLDINGS LIMITED may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ordinary shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors — Risk Factors Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

The SAT and the Ministry of Finance issued the Notice of Ministry of Finance and State Administration of Taxation on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (the “SAT Circular 59”) in April 2009, which became effective on January 1, 2008. On October 17, 2025, the SAT issued the SAT Circular 37, which became effective on December 1, 2025 and was amended on June 15, 2024. By promulgating and implementing the SAT Circular 59 and the SAT Circular 37, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise.

Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Treaties (the “Administrative Measures”), which became effective in January 2020, requires that the non-resident taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, MAO SHAN HUANG HOLDINGS LIMITED may be able to enjoy the 5% withholding tax rate for the dividends it receives from MSH Cayman, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), investors that are subject to the applicable financial statement accounting rules under Section 451 of the Code, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below for whom [Underwriter], is acting as the representative (the “Representative”) have severally agreed to purchase from us on a firm commitment basis the following respective number of ordinary shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Ordinary Shares
[Underwriter],	[•]
Total	[•]

The underwriting agreement provides that the obligations of the underwriters to purchase the ordinary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the ordinary shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

Ordinary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any ordinary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[•] per share. If all of the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The Representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more ordinary shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to [    ] additional ordinary shares at the public offering price less the underwriting discount, based on the assumed offering price of $[    ]per ordinary share, the midpoint of the price range set forth on the cover page of this prospectus. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any ordinary shares issued or sold under the option will be issued and sold on the same terms and conditions as the other ordinary shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ordinary shares. They may also cause the price of the ordinary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the underwriters):

	Per Share		Total Without Exercise of Over-Allotment Option		Total With Exercise of Over-Allotment Option
Public offering price	$	[•]	$	[•]	$	[•]
Underwriting discounts(1)	$	[•]	$	[•]	$	[•]

____________

(1)     Represents underwriting discounts equal to (i) [    ] percent ([    ]%) per share (or $[•] per share), which is the underwriting discounts we have agreed to pay on investors in this offering introduced by the underwriters; and (ii) [    ] percent ([    ]%) per share (or $[•] per share), which is the underwriting discounts we have agreed to pay on investors in this offering introduced

____________

by us. Does not include (i) a non-accountable expense allowance equal to [    ] percent ([    ]%) of the gross proceeds received by us from the sale of our ordinary shares in the offering, including any shares sold as result of the exercise by the representative of the underwriters’ over-allotment option, or (ii) the reimbursement of certain expenses of the underwriters.

We have agreed to pay the underwriters a non-accountable expense, equal to [    ] percent ([    ]%) of the gross proceeds received by us from the sale of our ordinary shares, including any shares sold as result of the exercise by the Representative of the underwriters’ over-allotment option.

Additionally, we have agreed to reimburse the Representative for certain out-of-pocket expenses for “road show,” diligence, and reasonable legal fees, not to exceed $[    ] in the aggregate. We have provided an advance against out-of-pocket expenses to the Representative in the amount of $[    ] upon the execution of our engagement agreement with the Representative. The advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the advances shall be returned back to us to the extent not actually incurred.

Right of First Refusal

[ If any ]

Lock-Up Agreements

We, each of our directors and officers and holders of 5% or more of ordinary shares on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of [•] days from the date of this prospectus, without the prior written consent of the underwriters not to directly or indirectly:

•        issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our ordinary share or other capital stock or any securities convertible into or exercisable or exchangeable for our ordinary share or other capital stock;

•        in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of ordinary share or other capital stock or any securities convertible into or exercisable or exchangeable for ordinary share or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

•        enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our ordinary share or other capital stock or any securities convertible into or exercisable or exchangeable for ordinary share or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our ordinary share or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our ordinary shares for their own account by selling more ordinary shares than we have sold to the underwriters. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our ordinary shares by bidding for or purchasing shares or warrants in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our ordinary shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our ordinary shares to the extent that it discourages resales of our ordinary shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

Each underwriter and its respective affiliates are a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions. We have not engaged the underwriters to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriters to perform any services for us in the future, subject to the right to act as an advisor as described above.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members. The underwriters may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Investors

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, an offer of ordinary shares described in this prospectus may not be made to the public in that member state unless the prospectus has been approved by the competent authority in such member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Regulation, except that an offer to the public in that member state of any ordinary shares may be made at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for the ordinary shares and the expression “Prospectus Regulation” means Regulation (EU) 2025/1129.

The sellers of the ordinary shares have not authorized and do not authorize the making of any offer of ordinary shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the ordinary shares as contemplated in this prospectus. Accordingly, no purchaser of the ordinary shares, other than the underwriters, is authorized to make any further offer of the ordinary shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors as defined in the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the ordinary shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the ordinary shares has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the ordinary shares to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

This document, as well as any other offering or marketing material relating to the ordinary shares which are the subject of the offering contemplated by this prospectus, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the ordinary shares nor the shares underlying the ordinary shares will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the ordinary shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

The ordinary shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the ordinary shares with the intention to distribute them to the public. The investors will be individually approached from time to time. This document, as well as any other offering or marketing material relating to the ordinary shares, is confidential and it is exclusively for the use of the individually addressed investors in connection with the offer of the ordinary shares in Switzerland and it does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in or from Switzerland.

Notice to Prospective Investors in Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the ordinary shares.

The ordinary shares are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the ordinary shares, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, the ordinary shares shall be deemed to be made to such recipient and no applications for the ordinary shares will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the ordinary shares you undertake to us that, for a period of 12 months from the date of issue of the ordinary shares, you will not transfer any interest in the ordinary shares to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The ordinary shares offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in the PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and our ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Notice to Prospective Investors in Taiwan

The ordinary shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ordinary shares in Taiwan.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ordinary shares.

Notice to Prospective Investors in the United Arab Emirates

The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook (the “OSR”), in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The ordinary shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, Nasdaq listing fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$	*
Nasdaq Listing Fee
FINRA Filing Fee
Legal Fees and Expenses
Accounting Fees and Expenses
Printing and Engraving Expenses
Transfer Agent Fee
Miscellaneous Expenses
Total	$

____________

*        To be filed by amendment.

LEGAL MATTERS

We are being represented by [    ] with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by [underwriter counsel]. with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered in this offering will be passed upon for us by [ Cayman Counsel]. Certain legal matters as to PRC law will be passed upon for us by [ PRC Counsel]. [    ] may rely upon [ Cayman Counsel] with respect to matters governed by Cayman Islands law and [ PRC Counsel] with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2025 and 2024, and for each of the years in the two-year period then ended included in this prospectus have been so included in reliance on the report of [    ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of [    ] is located at [    ].

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at B12-4, Wisma Pantai, Block B Level 12, Bangsar Trade Center, No 5 Jalan 5/83A, Off Jalan Pantai Baru 59100 Kuala Lumpur, Malaysia, Guangzhou, China, or call us at +60 11-2143 6421. We also maintain a website at [            .com], at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

MAO SHAN HUANG HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

MAO SHAN HUANG HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
(In U.S. dollars in thousands, except share and per share data)

	As of December 31,
	2025	2024
	Unaudited	Unaudited
Assets
Current assets:
Cash and cash equivalents	$635	$882
Restricted cash	121	80
Accounts receivable, net	2,955	7,463
Inventories	4,147	3,065
Advance to suppliers, net	14,516	21,274
Amounts due from related parties	1,769	1,844
Prepaid expenses and other current assets	466	40
Total current assets	24,609	34,648

Property and equipment, net	86	41
Deferred tax assets, net	28	92
Other non-current assets	71	68
TOTAL ASSETS	$24,794	$34,849

Liabilities
Current liabilities:
Short-term loans	$—	$240
Accounts payable	2,163	1,396
Accrued expenses and other current liabilities	184	191
Advance from customers	1,429	3,578
Amounts due to a related party	274	805
Income tax payable	179	437
Total current liabilities	4,229	6,647
Total liabilities	$4,229	$6,647

Commitments and contingencies	—	—

Shareholders’ equity
Ordinary shares ($0.0001 par value; 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively)*	$2	$2
Subscription receivable	(2)	(2)
Additional paid-in capital	9,452	9,452
Statutory reserve	1,162	2,040
Retained earnings	10,453	18,356
Accumulated other comprehensive loss	(502)	(1,646)
Total shareholders’ equity	20,565	28,202
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,794	$34,849

____________

*        The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 10).

The accompanying notes are an integral part of these consolidated financial statements.

MAO SHAN HUANG HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In U.S. dollars in thousands, except share and per share data)

	For the years ended December 31,
	2025	2024
	Unaudited	Unaudited
Net revenue	$57,266	$85,186
Less: Cost of revenue	48,779	70,627
Gross profit	8,487	14,559

Operating expenses:
Selling expenses	1,328	2,682
General and administrative expenses	1,457	1,638
Total operating expenses	2,785	4,320

Income from operations	5,702	10,239

Other income:
Other income, net	407	143
Interest expense, net	(3)	(18)
Total other income	404	125

Income before income tax expense	6,106	10,364
Income tax expense	962	1,583
Net income	$5,144	$8,781

Other Comprehensive income
Foreign currency translation gain (loss), net of nil income taxes	228	(1,144)
Total comprehensive income	$5,372	$7,637

Earnings per ordinary share*
Basic and diluted	$0.26	$0.44

Weighted average ordinary shares outstanding*
Basic and diluted	20,000,000	20,000,000

____________

*        The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 10).

The accompanying notes are an integral part of these consolidated financial statements.

MAO SHAN HUANG HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(In U.S. dollars in thousands, except share and per share data)

	Ordinary shares		Subscription receivable	Additional paid-in capital	Statutory reserve	Accumulated profit	Accumulated other comprehensive income (loss)	Total equity
	Shares*	Amount
Balance as of December 31, 2025	35,744,546	$2	$(2)	$9,452	$647	$5,824	$(730)	$15,193
Net income	—	—	—	—	—	5,144	—	5,144
Statutory reserve	—	—	—	—	515	(515)	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	228	228
Balance as of December 31, 2024	35,744,546	$2	$(2)	$9,452	$1,162	$10,453	$(502)	$20,565
Net income	—	—	—	—	—	8,781	—	8,781
Statutory reserve	—	—	—	—	878	(878)	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	(1,144)	(1,144)
Balance as of December 31, 2023	35,744,546	$2	$(2)	$9,452	$2,040	$18,356	$(1,646)	$28,202

____________

*        The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 10).

The accompanying notes are an integral part of these consolidated financial statements.

MAO SHAN HUANG HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars in thousands)

	For the years ended December 31,
	2025	2024
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,144	$8,781

Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	185	450
Depreciation and amortization	34	25
Deferred tax provision	(27)	(68)

Changes in assets and liabilities
Accounts receivable, net	2,923	(5,294)
Inventories	(2,477)	983
Advance to suppliers	(8,965)	(7,633)
Amounts due from related parties	172	(144)
Prepaid expenses and other current assets	(31)	430
Other non-current assets	(69)	—
Accounts payable	1,685	(726)
Accrued expenses and other current liabilities	140	12
Advance from customers	502	2,309
Amounts due to a related party	267	568
Income tax payable	(112)	278
Net cash used in operating activities	(629)	(29)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(66)	(38)
Proceed from disposal of property and equipment		58
Net cash (used in) provided by investing activities	(66)	20

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	—	458
Repayments of short-term borrowings	—	(206)
Net cash provided by financing activities	—	252

Effect of exchange rate changes	(9)	(37)

Net (decrease) increase in cash and cash equivalents	(704)	206
Cash and cash equivalents and restricted cash, at beginning of year	1,460	756
Cash and cash equivalents and restricted cash, at end of year	$756	$962

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income tax paid	$1,101	$1,374
Interests paid	$—	$16

The accompanying notes are an integral part of these consolidated financial statements.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

MAO SHAN HUANG HOLDINGS LIMITED is a holding company incorporated as an exempted company under the laws of the Cayman Islands on 13 February 2026. As a holding company with no material operations of its own, it conducts all of its operations through its VIE in China.

We are a premier global distributor and retailer of premium fruits, specializing in the Musang King variety of durian. We operate through a vertically integrated model anchored by an exclusive, long-term partnership with Musang Valley Plantation, a leading Malaysian farm. This partnership secures us a dedicated supply of the world’s highest-grade durians, which we distribute through a technology-driven supply chain to markets across the globe.

Our core competitive advantage lies not merely in our exclusive access to superior fruit, but in the proprietary digital infrastructure developed in conjunction with Musang Valley Plantation. By integrating artificial intelligence and real-time data analytics into every stage of our operations — from cultivation forecasting to cold-chain logistics — we convert operational data into long-term digital assets. This system enables superior margin management, operational scalability, and a valuation framework that aligns with modern capital market expectations.

Reorganization

We commenced our business through Maoshanhuang (Guangdong) Industrial Technology Co., Ltd. (“Mao Shan Huang”, the VIE), which was formed on August 25, 2022 in Guangzhou, China. In order to continue to grow our business and to facilitate international capital investment in us, we started a reorganization (the “Reorganization”) as described below, involving establishing new offshore entity. Details of the VIE of the Company are set out below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Maoshanhuang (Guangdong) Industrial Technology Co., Ltd.	August 25, 2022	PRC	VIE	Distributor and retailer of premium fruits

On March 31, 2026, MSH Cayman entered into a series of contractual arrangements with Mao Shan Huang and the VIE Shareholders, pursuant to which MSH Cayman has controlled 100% of the shares of Mao Shan Huang and thereby enabled it to consolidate the financial statements of the VIE under U.S. GAAP. The VIE is wholly owned by Mao Shan Huang Shareholders and is controlled by the VIE Shareholders.

The VIE Agreements

As part of the reorganization for our initial public offering, on March 31, 2026, MSH Cayman entered into Business Cooperation Agreement, Exclusive Option Agreement, Exclusive Technology Development, Consulting and Services Agreement, Equity Pledge Agreement and Company Shareholder Power of Attorney with the VIE and the VIE Shareholder (collectively, the “VIE Agreements”), on the substantially similar terms. The VIE Agreements are designed to enable MSH Cayman, among other things, to (i) exercise control over the VIE and (ii) receive all of the economic benefits of the VIE allocated to the VIE Shareholders. As a result of these contractual arrangements, under U.S. GAAP, we are considered the primary beneficiary of the VIE for accounting purposes and thus consolidate their results in our consolidated financial statements.

A summary of the VIE Agreements is set forth below.

Business Cooperation Agreement

Pursuant to the Business Operation Agreement, the VIE Shareholders owning 100% of the VIE have undertaken that they will not take any action that may have a material adverse effect on its assets, businesses, human resources, rights, obligations, or business operations without prior written consent of MSH Cayman, and have further agreed to

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

accept and strictly follow MSH Cayman’s instructions relating to the VIE’s daily operations, financial management, and election of directors appointed by MSH Cayman. The VIE Shareholders owning 100% of the VIE have executed the Company Shareholder Power of Attorney to irrevocably authorize MSH Cayman or its designee to act as its attorney-in-fact to exercise all of its rights as a shareholder of the VIE. The VIE Shareholders owning 100% of the VIE agree to transfer any dividends or any other income or interests they receive as the shareholders of the VIE immediately and unconditionally to MSH Cayman.

Exclusive Option Agreement

Pursuant to the Exclusive Option Agreement, the VIE Shareholders owning 100% of the VIE equity have irrevocably granted MSH Cayman or its designee an exclusive option to purchase all or part of the equity interests of VIE at the purchase price in the amount of the lowest price permitted by applicable PRC laws. MSH Cayman shall purchase the equity interests of VIE in the maximum amount permitted by applicable PRC laws. The VIE Shareholders owning 100% of the VIE equity have undertaken that, without MSH Cayman’s prior written consent, they will not, among other things, (i) transfer or otherwise dispose of their equity interests in the VIE, (ii) create any pledge or encumbrance on their equity interests in the VIE, (iii) change the VIE’s registered capital, (iv) merge the VIE with any other entity, (v) dispose of the VIE’s material assets (except in the ordinary course of business), or (vi) amend the VIE’s articles of association.

Exclusive Technology Development, Consulting and Services Agreement

Pursuant to the Exclusive Technology Development, Consulting and Services Agreement, MSH Cayman provides the VIE with technology development, consulting and services for which MSH Cayman collects a consulting and service fee (“Service Fee”) quarterly from the VIE. The Service Fee is generally calculated based on the difference between 100% of the revenues of the VIE and its related expenses, costs, taxes, losses from previous year, reserves for housing provident fund, or a lower amount upon mutual agreement of the parties. The Service Fee shall be paid before or after the provision of the services, subject to delayed payments based on the VIE’s debt repayment obligation schedule.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement, the VIE Shareholders owning 100% of the VIE have pledged all of their equity interests of the VIE to MSH Cayman as collateral to guarantee the performance by such shareholders of their obligation to pay the Service Fee under each Exclusive Technology Development, Consulting and Services Agreement. As of the date of this prospectus, we are in the process of filling all pledge documents with the local government. The VIE Shareholders owning 100% of the VIE also have undertaken that, without prior written consent of MSH Cayman they will not dispose of, create, or allow any encumbrance on the pledged equity interests. As a pledgee, MSH Cayman is entitled to assign its rights and obligations under the agreement, subject to applicable PRC laws.

Company Shareholder Power of Attorney

Pursuant to the Company Shareholder Power of Attorney, the VIE Shareholders owning 100% of the VIE have irrevocably authorized MSH Cayman or its designee to act as its exclusive agent to exercise all of its rights as a shareholder of each VIE, including, but not limited to, attending shareholder’s meetings and executing shareholder resolutions; exercising all shareholder rights permitted by law or regulated in the articles of associations of the VIE, including without limitation, disposal of the VIE assets and liquidation process, voting rights, sell, transfer, pledge or dispose of any or all of the shares; nominating, designating or appointing the legal representative, chairman, the directors, supervisors, general manager and other senior management.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents, and thus the determination by the PRC court is less certain than that by a common law court if the regulations regarding certain issue are unclear. Due to the PRC legal system and the unclear regulations regarding the contractual arrangements, there are uncertainties regarding the status of the rights of the Company with respect to its contractual arrangements, and we may face challenges enforcing these contractual agreements due to legal uncertainties and jurisdictional limits. Thus, the PRC governmental authorities may take a view contrary to our opinion. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could, among others:

•        revoke business and operating licenses of the Company’s VIE;

•        levy fines on the Company’s VIE;

•        confiscate any income of the Company’s VIE that they deem to be obtained through illegal operations;

•        shut down services of the Company’s VIE;

•        discontinue or restrict the Company’s VIE’s operations in China;

•        impose conditions or requirements with which the Company’s VIE may not be able to comply;

•        require the Company or the Company’s VIE to restructure the relevant ownership structure or operations;

•        restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Company’s business and operations in China; and

•        take other regulatory or enforcement actions that could be harmful to the Company’s or the Company’s VIE’s business.

The Company’s ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. the Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its VIE.

The interests of the shareholders of VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing VIE not to pay the service fees when required to do so. the Company cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. the Company believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of VIE should they act to the detriment of the Company. the Company relies on certain current shareholders of VIE to fulfill

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Total assets and liabilities presented on the Company’s consolidated balance sheets and revenues, expenses, net incomes presented on consolidated statements of income as well as the cash flows from operating, investing and financing activities presented on the consolidated statements of cash flows are substantially the financial positions, income and cash flows of the Company’s VIE. The Company has not provided any financial support to the VIE for the years ended December 31, 2025 and 2024. The following financial information of the VIE were included in the accompanying consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024:

	As of December 31
	2025	2024
Total assets	$24,794	$34,849
Total liabilities	$4,229	$6,647
	For the years ended December 31
	2025	2024
Total net revenue	$57,266	$85,186
Net income	$5,144	$8,781

Net cash used in operating activities	$(629)	$(29)
Net cash (used in) provided by investing activities	$(66)	$20
Net cash provided by financing activities	$—	$252

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the financial statements of the Company and its VIE. All inter-company transactions and balances have been eliminated upon consolidation.

(b)    Use of estimates

The preparation of financial statements in conformity with US GAAP requires to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, net realizable value of inventories, the useful lives of property and equipment, impairment of long-lived assets and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

(c)     Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for considering the carrying amount of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, short-term loans, accounts payable, advance from customers, accrued expenses and other current liabilities and income tax payable based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

(d)    Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

(e)     Restricted cash

Restricted cash relates to government appropriation deposited in bank, which will be released upon satisfaction of agreed criteria.

(f)     Accounts Receivable, net

The Company maintains allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debt, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to estimate the allowance. Past due accounts generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote.

(g)    Inventories

Inventories, primarily consisting of fruit, are stated at the lower of cost or net realizable value. Cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company compares the cost of inventory with its net realizable value and an adjustment is made to write down inventory to net realizable value, if lower. There were no impairment provided for the inventories for the years ended December 31, 2025 and 2024.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(h)    Advance to supplier, net

Advance to suppliers primarily consists of the prepayments to farms, import agents or other large-scale suppliers. The Company maintains an allowance for doubtful accounts to state prepayments at their estimated realizable value based on a variety of factors, including the possibility of releasing the prepayments into inventories and the aging of the prepayments, significant one-time events, and historical experience.

(i)     Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment. Property and equipment are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over the estimated useful lives on a straight-line basis. The estimated useful lives are as follows:

Category	Estimated useful lives
Electronic device	3 years
Office equipment	5 years
Motor vehicle	5 years

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income

(j)     Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairments of long-lived assets were recognized as of December 31, 2025 and 2024.

(k)     Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

(l)     Revenue Recognition

The Company early adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting October 1, 2016 using the modified retrospective method for contracts that were not completed as of October 1, 2025. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised products or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those products or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company mainly offers and generates revenue from sales of products to its clients in China. Revenue recognition policies are discussed as follows:

Sales of products.    The Company primarily sells products (mainly imported fruit) to the city distributors, wholesalers and retailers through online and offline direct sales. The Company recognizes the revenues from products sales at a point of time when the control of products has been transferred.

Right to use e-commerce platform.    The Company granted a perpetual license to retailers to use the Company’s intellectual properties, and recognizes the revenue as it exists at the point in time at which the license is granted.

Other services fees.    Other services fees are mainly derived from technical service provided to the City Distributors. Technical service refers to e-commerce platform maintenance service and software upgrade service and will be provided continuously over one year. The Company uses an expected cost plus margin approach to estimate the standalone selling prices of technical service and recognizes revenues ratably over the estimated service period.

The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The following table identifies the disaggregation of our revenue for the years ended December 31, 2025 and 2024, respectively:

	For the years ended December 31
	2025	2024
Sales of products	$55,694	$83,626
Right to use e-commerce platform	801	870
Other service fee or technical service fee	771	690
Total	$57,266	$85,186

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations in (i) contracts that have an original expected length of one year or less; and (ii) contracts where revenue is recognized as invoiced.

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent amounts invoiced and revenue recognized prior to invoicing when the Company has satisfied the Company’s performance obligation and has the unconditional right to payment. The allowance for doubtful accounts and authorized credits is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current economic conditions and other factors that may affect the Company’s customers’ ability to pay. The balance of accounts receivable, net of allowance for doubtful accounts were $2,955 and $7,463 as of December 31, 2025 and 2024, respectively.

Unearned revenue consists of payments received related to unsatisfied performance obligations at the end of the period, included in advance from customers in the Company’s consolidated balance sheets. The advance from customers as of December 31, 2025 and 2024 were $1,429 and $3,578, respectively.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets.

(m)    Cost of sales

Cost of sales mainly consists of cost of products purchased from farms and distributors, staff cost of technical service and other services.

(n)    Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average ordinary shares outstanding during the periods. Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders by the weighted average ordinary shares outstanding during the period adjusted for the effect of dilutive ordinary share equivalent (computed using the treasury stock or if converted method). Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted earnings per share. For the years ended December 31, 2025 and 2024, the Company had no dilutive shares.

(o)    Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000 ($14,537). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2025 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)    Value added tax (“VAT”)

The Company is subject to VAT and related surcharges on revenue generated from sales of fruit and products. The Company records revenue net of VAT. This VAT may be offset by qualified input VAT paid by the Company to suppliers. Net VAT balance between input VAT and output VAT is recorded in the line item of accrued expenses and other current liabilities on the consolidated balance sheets.

(q)    Foreign currency translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s financial statements are reported using U.S. Dollars (“US$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the results of operations.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	As of December 31,
	2025	2024
Balance sheet items, except for equity accounts	6.9931	7.2993
	For the Years Ended December 31,
	2024	2025
Items in the statements of income and comprehensive income, and statements of cash flows	7.1875	7.1957

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(r)     Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Company is currently evaluating the impact of the update on the Company’s consolidated financial statements and related disclosures.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. The Company is currently evaluating the impact of the update on the Company’s consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating this ASU to determine its impact on the disclosures to Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated balance sheets, statements of operations and cash flows.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

3. ACCOUNTS RECEIVABLE, NET

	As of December 31
	2025	2024
Accounts receivable	$2,980	$7,916
Less: allowance for doubtful accounts	(25)	(453)
Accounts receivable, net	$2,955	$7,463

Bad debt expenses were $25 and $450 for the fiscal years ended December 31, 2025 and 2024, respectively.

4. INVENTORIES

As of December 31, 2025 and 2024, inventories consisted of the following:

	As of December 31,
	2025	2024
Durian	$3,969	$2,743
Other fruits	178	322
Total	$4,147	$3,065

Inventories primarily consist of durian and other fruits. No lower of cost or net realizable value adjustment was recorded for the fiscal years ended December 31, 2025 and 2024.

5. ADVANCE TO SUPPLIERS, NET

	As of December 31,
	2025	2024
Advance to suppliers	$14,680	$21,433
Less: allowance for doubtful accounts	(164)	(159)
Advance to suppliers, net	$14,516	$21,274

Advance to suppliers primarily consisted of the prepayments to farms, import agents or other large-scale suppliers. The provisions for bad debt allowance were $160 and $nil for the fiscal years ended December 31, 2025 and 2024, respectively.

6. PROPERTY AND EQUIPMENT, NET

As of December 31, 2025 and 2024, property and equipment consisted of the following:

	As of December 31,
	2025	2024
Electronic device	$88	$86
Office equipment	35	34
Motor vehicle	47	—
Subtotal	170	120
Less: Accumulated Depreciation	(84)	(79)
Property and equipment, net	$86	$41

Depreciation expenses were $34 and $25 for the fiscal years ended December 31, 2025 and 2024, respectively.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

7. SHORT-TERM LOANS

Summaries of short-term bank loans are as follows:

	Annual Interest Rate	Maturities	As of December 31,
			2025	2024
Bank of China	5.96%	December 27, 2024	$—	$240
			$—	$240

As of December 31, 2024, the balance of short-term loan was $0.24 million and has been fully repaid subsequently. This loan was provided to the Company to meet its working capital requirements.

8. TAXES

a. Value-Added Tax (“VAT”)

The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of products sold or services provided (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued.

b. Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is currently no estate duty, inheritance tax or gift tax. the Company had no activities or profit during the periods presented.

PRC

The VIE are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

The Ministry of Finance (“MOF”) and State Administration of Taxation (“SAT”) on March 14, 2023 jointly issued Cai Shui 2023 No. 13. This clarified that from November 1, 2023 to October 31, 2024, eligible small enterprises whose first RMB 1,000,000 of annual taxable income is eligible for 75% reduction on a rate of 20% (i.e., effective rate is 5%) and the income between RMB 1,000,000 and RMB 3,000,000 is eligible for 50% reduction on a rate of 20% (i.e. effective rate is 10%).

The income tax provision consists of the following components:

	For the years ended December 31,
	2025	2024
Current income tax expenses	$990	$1,647
Deferred income tax benefit	(28)	(64)
Total income tax expenses	$962	$1,583

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

8. TAXES (cont.)

A reconciliation between the Company’s actual provision for income taxes and the provision at the PRC, mainland statutory rate is as follows:

	For the years ended December 31,
	2025	2024
Income before income tax expense	$6,106	$10,364
Computed income tax expense with statutory tax rate	1,527	2,591
Effect of preferred tax rate	(625)	(1,072)
R&D expenses eligible for additional deduction	(9)	(14)
Tax effect of non-deductible expenses	69	78
Income tax expense	$962	$1,583
Effective income tax rate	15.75%	15.27%

Deferred tax assets

As of December 31, 2025 and 2024, the significant components of the deferred tax assets are summarized below:

	As of December 31,
	2025	2024
Deferred tax assets:
Allowance for doubtful accounts	$28	$92
Deferred tax assets, gross	28	92
Less: valuation allowance	—	—
Deferred tax assets, net	$28	$92

9. RELATED PARTY TRANSACTIONS

The following is a list of related parties which the Company has transactions with:

(a)     Company A, an entity controlled by Mr. NGAI SEAK HONG, the Chairman of the board and chief executive officer of the Company.

(b)    Company B, an entity controlled by Mr. NGAI SEAK HONG.

Amounts due from related parties

Amount due from related parties consisted of the following for the periods indicated:

	As of December 31,
	2025	2024
Company A(1)	$1,769	$1,709
Company B(2)	—	135
Total	$1,769	$1,844

____________

(1)      Amounts due from Company A consisted of the loan to this related party for its daily operations, which has been fully settled subsequently.

(2)      Amounts due from Company B It was the advance payment for services in connection with the Company’s purchase of smart micro marts units.

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

9. RELATED PARTY TRANSACTIONS (cont.)

Amounts due to a related party

Amounts due to a related party consisted of the following for the periods indicated:

	As of December 31,
	2025	2024
Company A(1)	$274	$805

____________

(1)      The balance as of December 31, 2024 was the royalty fee payable and the balance as of December 31, 2025 was the loan due to Company A

Related party transactions

	For the years ended December 31,
	2025	2024
Loan to Company A	$3,496	$2,073
Loan repayment from Company A	3,935	1,757
Royalty fee to Company A	—	832
Advanced service fee to Company B	—	141
Loan guaranteed by Mr. NGAI SEAK HONG	—	458

10. ORDINARY SHARES

The shareholders’ equity structures as of December 31, 2025 and 2024 were presented after giving retroactive effect to the reorganization of the Company that was completed on March 31, 2026. Immediately before and after reorganization, the Company together with its VIE were effectively controlled by the same shareholders; therefore, for accounting purpose, the reorganization was accounted for as a recapitalization. All share and per share information has been retrospectively restated to reflect the reorganization for all periods presented.

The Company was established under the laws of the Cayman Islands on February 13, 2026. The authorized share capital is 100,000,000 ordinary shares, with a par value of $0.0005 each.

11. STATUTORY RESERVE AND RESTRICTED NET ASSETS

The companies operate in the PRC are required to reserve 10% of their net profit after income tax, as determined in accordance with the Company Law of the People’s Republic of China. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends.

For the years ended December 31, 2025 and 2024, statutory reserve activities for the Company were as follows:

Balance
Balance as of December 31, 2023	$647
Appropriation to statutory reserve	515
Balance as of December 31, 2024	1,162
Appropriation to statutory reserve	878
Balance as of December 31, 2025	$2,040

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

11. STATUTORY RESERVE AND RESTRICTED NET ASSETS (cont.)

Relevant PRC laws and regulations restrict the VIE from transferring a portion of their net assets, equivalent to the balance of their paid-in-capital, additional paid-in-capital and statutory reserves to the Company in the form of loans, advances or cash dividends. Relevant PRC statutory laws and regulations restrict the payments of dividends by the Company’s VIE from their respective retained earnings, if any, as determined in accordance with PRC accounting standards and regulations.

The balances of restricted net assets as of December 31, 2025 and 2024 were $10,614 and $11,492, respectively. Under applicable PRC laws, loans from PRC companies to their offshore affiliated entities require governmental approval, and advances by PRC companies to their offshore affiliated entities must be supported by bona fide business transactions.

12. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	For the years ended December 31,
	2025	2024
Numerator:
Net income	$5,144	$8,781
Denominator:
Weighted-average ordinary shares outstanding-Basic and diluted	20,000,000	20,000,000
Earnings per ordinary share-basic and diluted	$0.26	$0.44

13. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable and advance to suppliers. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	For the years ended December 31,
	2025	2024
Percentage of the Company’s sales
Customer A	13.0%	15.5%
Customer B	—	10.0%
	13.0%	25.5%

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

13. CONCENTRATION OF CREDIT RISK (cont.)

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	For the years ended December 31,
	2025	2024
Percentage of the Company’s accounts receivable
Customer C	13.0%	22.8%
Customer D	11.0%	—
Customer E	10.0%	—
	34.0%	22.8%

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s total purchase:

	For the years ended December 31,
	2025	2024
Percentage of the Company’s purchase
Supplier A	19.4%	12.0%
Supplier B	13.6%	27.2%
Supplier C	12.0%	—
Supplier D	—	12.9%
Supplier E	—	10.7%
	45.0%	62.8%

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s total advance to suppliers:

	For the years ended December 31,
	2025	2024
Percentage of the Company’s advance to suppliers
Supplier A	16.6%	16.9%
Supplier B	21.6%	16.5%
Supplier C	—	10.2%
Supplier D	22.4%	16.0%
Supplier E	16.4%	15.4%
	77.0%	75.0%

MAO SHAN HUANG HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(In U.S. dollars in thousands, except share and per share data)

14. SEGMENT REPORTING

The Company uses the management approach to determine operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

The Company manages its business as a single operating segment engaged in sales of products, technical service and other services in the PRC. The Company does not define services revenue as a separate reporting segment as it does not meet the quantitative threshold of 10 percent or more of the combined revenue.

All of the Company’s revenues are derived in the PRC. All long-lived assets are located in PRC.

15. ADDITIONAL PAID-IN CAPITAL

As of December 31, 2025 and 2024, additional paid-in capital in the consolidated balance sheet represented the combined contributed capital of the Company’s VIE.

16. COMMITMENTS AND CONTINGENCIES

Lease Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory as of December 31, 2025 are payable as follows:

Year Ending December 31,	Lease Commitment
2026	$297
2027	309
2028	321
2029 and afterward	36
Total	$963

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2024 and through the issuance date of these consolidated financial statements.

17. SUBSEQUENT EVENTS

The Company has not identified any events that would have required adjustment or disclosure in the consolidated financial statements other than disclosed in Note 1 to the consolidated financial statements regarding the reorganization on March 31, 2026.

[•] Ordinary Shares

MAO SHAN HUANG HOLDINGS LIMITED

––––––––––––––––––––––

PROSPECTUS

––––––––––––––––––––––

[UNDERWRITER]

[•], 2026

Until [•], 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our [amended and restated] articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following ordinary shares. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

On 13 February, 2026, the Company was incorporated in the Cayman Islands as a holding company with no material operations of our own, with one Ordinary Share issued to ICS Corporate Services (Cayman) Limited. On the same day of the incorporation, ICS Corporate Services (Cayman) Limited transferred such share to Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd. and another 13,399,999, 2,000,000 and 4,600,000 Ordinary Shares Ordinary Shares were issued to Mao Shan Huang (Guang Zhou) Supply Chain Management Co., Ltd., Mao Shan Huang (Guangzhou) Business Management Center (Limited Partnership) and Mao Shan Huang (Guangzhou) Operations Management Partnership (Limited Partnership), respectively.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 100,000,000 Ordinary Shares with a par value of $0.0005 per share, and we have 20,000,000 Ordinary Shares issued and outstanding.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, China, on June 15, 2026.

MAO SHAN HUANG HOLDINGS LIMITED
By:	/s/ NGAI SEAK HONG
	Name:	NGAI SEAK HONG
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of NGAI SEAK HONG and ERIC WONG BO JIANN, and each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form F-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ NGAI SEAK HONG	Chief Executive Officer and Chairman	June 15, 2026
NGAI SEAK HONG	(principal executive officer)
/s/ ERIC WONG BO JIANN	Chief Financial Officer	June 15, 2026
ERIC WONG BO JIANN	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MAO SHAN HUANG HOLDINGS LIMITED, has signed this registration statement or amendment thereto in Newark, Delaware on [        ], 2026.

[Reserved]
By:
Name:
Title:

MAO SHAN HUANG HOLDINGS LIMITED

EXHIBIT INDEX

Exhibit Number	Description of Document
107*	Filing Fee Table

____________

*        Filed herewith.

+        Portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.